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                                                                    Exhibit 4.13

                     NATIONAL COMMERCE FINANCIAL CORPORATION

                                 INVESTMENT PLAN

                            Effective August 1, 2001

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                     NATIONAL COMMERCE FINANCIAL CORPORATION
                                 INVESTMENT PLAN

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SECTION 1    DEFINITIONS............................................    2

SECTION 2    ELIGIBILITY............................................   13

SECTION 3    CONTRIBUTIONS..........................................   14

SECTION 4    ALLOCATIONS............................................   16

SECTION 5    INDIVIDUAL FUNDS AND INVESTMENTS OF TRUST ASSETS.......   17

SECTION 6    PLAN LOANS.............................................   20

SECTION 7    WITHDRAWALS DURING EMPLOYMENT..........................   23

SECTION 8    PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT.......   25

SECTION 9    PAYMENT OF BENEFITS OF RETIREMENT......................   30

SECTION 10   DEATH BENEFITS.........................................   31

SECTION 11   GENERAL RULES ON DISTRIBUTIONS.........................   31

SECTION 12   SPECIAL PROVISIONS IN RELATION TO COMPANY STOCK........   34

SECTION 13   ADMINISTRATION OF THE PLAN.............................   37

SECTION 14   CLAIM REVIEW PROCEDURE.................................   39

SECTION 15   INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS.........   40

SECTION 16   PROHIBITION AGAINST DIVERSION..........................   42

SECTION 17   LIMITATION OF RIGHTS...................................   42

SECTION 18   AMENDMENT TO OR TERMINATION OF THE PLAN AND THE TRUST..   42

SECTION 19   ADOPTION OF PLAN BY AFFILIATES.........................   44

SECTION 20   QUALIFICATION AND RETURN OF CONTRIBUTIONS..............   44

SECTION 21   SECTION 16 OF SECURITIES EXCHANGE ACT OF 1934..........   45

SECTION 22   INCORPORATION OF SPECIAL LIMITATIONS...................   45

APPENDIX A   LIMITATION ON ALLOCATIONS..............................    1

APPENDIX B   TOP-HEAVY PROVISIONS...................................    1

APPENDIX C   SPECIAL NONDISCRIMINATION RULES........................    1

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                     NATIONAL COMMERCE FINANCIAL CORPORATION
                                 INVESTMENT PLAN

                                  INTRODUCTION

      National Bank of Commerce maintains the National Bank of Commerce ESOP/TIRA Plan, pursuant to an amended and restated plan document effective as of January 1, 2000 (the "NBC ESOP/TIRA Plan"). The NBC ESOP/TIRA Plan was originally adopted by National Bank of Commerce, Memphis, Tennessee (formerly National Bank of Commerce of Memphis), effective January 1, 1978. National Bank of Commerce has assigned the primary sponsorship of the NBC ESOP/TIRA Plan to its parent corporation, National Commerce Financial Corporation (the "Primary Sponsor"). The NBC ESOP/TIRA Plan was previously an employee stock ownership plan ("ESOP"), and the accounts that were formerly in such plan will continue to be ESOP accounts under the merged plan, as described below.

      CCB Financial Corporation previously maintained the CCB Financial Corporation Retirement Savings Plan pursuant to an amended and restated plan document effective as of April 1, 1983, which has been subsequently amended (the "CCB Savings Plan"). CCB Financial Corporation merged with and into the Primary Sponsor and by virtue of such merger, the Primary Sponsor is the primary sponsor of the CCB Savings Plan. In 2000, the American Federal Bank, FSB Retirement Savings Plan (the "American Federal Plan") was merged into the CCB Savings Plan. The CCB Savings Plan retained former ESOP accounts from the merged American Federal Plan that are subject to share accounting.

      First Mercantile Trust is a wholly owned subsidiary of the National Bank of Commerce, and maintains the First Mercantile Trust Profit Sharing Plan pursuant to an amended and restated plan document effective as of June 1, 1989, which has been subsequently amended (the "FMT PS Plan").

      The Primary Sponsor wishes to merge the NBC ESOP/TIRA Plan, the CCB Savings Plan, and the FMT PS Plan, and to rename the resulting plan as the "National Commerce Financial Corporation Investment Plan" (the "Plan"), effective generally August 1, 2001 (the "Effective Date") and to make such other changes as may be required by law, rulings and regulations, effective as of such earlier date as may be necessary to comply with such law, rulings and regulations. The provisions of this document shall apply only with respect to participants who perform an Hour of Service (as defined in the Plan) after August 1, 2001, except to the extent the provisions are required to apply at another date or to any other participants to comply with applicable law.

      This merged and restated Plan is intended to be, in part, a profit sharing plan within the meaning of Treasury Regulations Section 1.401-1(b)(1)(ii) and also contains a cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). Furthermore, the Plan is intended to constitute, in part, an employee stock ownership plan under Code
Section 4975(e)(7) to the extent outlined below.

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      Concurrent with the merger of the Merged Plans into the Plan, the Plan assumes all assets of the Merger Plans ("Merger Assets") and all obligations and liabilities for benefits to the participants under the Merged Plans.

      This merged and restated Plan is intended to bring all of the Merged Plans into compliance with the requirements of the Uruguay Round Agreements Act (also known as the General Agreement on Tariffs and Trade) ("GATT"), the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Small Business Job Protection Act of 1986 ("SBJPA"), the Taxpayer Relief Act of 1997 ("TRA'97"), and the Internal Revenue Service Restructuring and Reform Act of 1998 ("RRA'98"), collectively known as "GUST," within the remedial amendment period under Code Section 401(b).

                                    SECTION 1
                                   DEFINITIONS

      Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise and the following words and phrases shall, when used herein, have the meanings set forth below:

      1.1 "Account" means a Participant's aggregate balance in the following accounts (any of which may have subaccounts, as authorized by the Plan Administrator), as adjusted pursuant to the Plan as of any given date:

            (a) "Before-Tax Account" which shall reflect a Participant's interest in contributions made by a Plan Sponsor under Plan Section 3. 1. This Account will also include funds that were formerly part of the NBC ESOP/TIRA Plan that were previously merged into that plan and accounted for as the Employee Deferral Merger Subaccounts.

            (b) "Matching Account" which shall reflect a Participant's interest in matching contributions made by a Plan Sponsor under Plan Section 3.2.

            (c) "Frozen Matching Account" which shall reflect a Participant's 100% vested interest in matching contributions made by a Merged Plan.

            (d) "After-Tax Account" which shall reflect a Participant's interest in After-Tax Contributions made by a Participant to the Fund pursuant to Plan Section 3.3.

            (e) "Rollover Account" which shall reflect a Participant's interest in Rollover Amounts.

            (f) "Profit Sharing Account" which shall reflect a Participant's interest in a profit sharing or merged plan account merged into this Plan from a Merged Plan.

            (g) "Former ESOP Account" which shall reflect a Participant's interest that (i) accumulated in a plan that was merged into this Plan during the period in which such

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      other plan was an employee stock ownership plan ("ESOP"); and (ii) which is no longer considered to be part of an ESOP. In particular, as of the Effective Date, the Former ESOP Account shall reflect the portion of the Participant's Account which is attributable to non-stock investments, as well as the full and fractional shares, if any, of Company Stock originally purchased in the American Federal Plan prior to the merger of such plan into the CCB Savings Plan (and the subsequent merger of such plan into this Plan) and the elimination of the ESOP feature of such plan.

            (h) "ESOP Account" which shall reflect a Participant's interest in the employee stock ownership portion of the Plan. As of the Effective Date, the ESOP Account shall include a Participant's interest in the portion of the NBC ESOP/TIRA Plan (which was merged into the Plan on August 1, 2001) that was an ESOP, including the ESOP amounts that were merged into the NBC ESOP/TIRA Plan and accounted for as the Employer Merger Subaccount in that plan. The ESOP Account shall consist of an NBC ESOP Diversification Subaccount (containing all investments in the ESOP Account that are in Individual Funds that do not include Company Stock), and the portion of the Participant's ESOP Account that is invested in Company Stock funds.

            (i) "Former Qualified Nonelective Contribution Account" which shall reflect a Participant's interest in a qualified nonelective contribution account maintained under the American Federal Plan, which was merged into this Plan. The funds in the Former Qualified Nonelective Contribution Account shall be 100% vested at all times, and shall be subject to the distribution limitations outlined in Code Section 401(k)(2)(B) and the regulations thereunder.

In addition, the Plan Administrator shall allocate the interest of a Participant in any funds transferred to the Plan in a trust-to-trust transfer (other than Rollover Amounts) or pursuant to the merger of another tax-qualified retirement plan with the Plan (including the merger of the Merged Plans as of the Effective
Date) among the above accounts as the Plan Administrator determines best reflects the interest of the Participant.

      1.2 "Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor, and (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o). Notwithstanding the foregoing, for purposes of applying the limitations set forth in Appendix A and for purposes of determining Annual Compensation under Appendix A, the references to Code Sections 414(b) and (c) above shall be as modified by Code Section 415(h).

      1.3 "After-Tax Contribution" means a non-deductible contribution to the Fund made by the Participant pursuant to Section 3.3.

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      1.4 "Annual Compensation" means wages within the meaning of Code Section
3401(a) (for purposes of income tax withholding at the source) paid to an Employee by a Plan Sponsor and Affiliates during a Plan Year (but without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, such as the exception for agricultural labor in Code Section 3401(a)(2)), to the extent not in excess of the Annual Compensation Limit for all purposes under the Plan except for purposes of determining who are Highly Compensated Employees. Notwithstanding the above, Annual Compensation shall be determined as follows:

            (a) (1) for purposes of determining, with respect to each Plan Sponsor, the amount of contributions made by or on behalf of an Employee under Plan Section 3 and allocations under Plan Section 4, and

                (2) for purposes of applying the provisions of Appendix C hereto for such Plan Years as the Secretary of the Treasury may allow, Annual Compensation shall only include amounts received for the portion of the Plan Year during which the Employee was a Participant.

            (b) In determining the amount of contributions under Plan Section 3 and allocations under Plan Section 4 made by or on behalf of an Employee, Annual Compensation shall not include reimbursements or other expense allowances, taxable fringe benefits, amounts realized from the exercise of non-qualified stock options or when restricted stock (or property) held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, moving expense allowances, deferred compensation and welfare benefits.

            (c) For all purposes under the Plan, except as provided in Subsection (d) of this Section, Annual Compensation shall include any amount which would have been paid during a Plan Year, but was contributed by a Plan Sponsor on behalf of an Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Section 125, 402(g)(3), or 457 of the Code, or, for Plan Years beginning on or after January 1, 2001, Section 132(f) of the Code..

            (d) Effective until December 31, 1997, for purposes of applying the annual addition limits in Appendix A, Annual Compensation shall not include the amounts described in Subsection (c).

      1.5 "Annual Compensation Limit" means $170,000 ($160,000 for Plan Years 1997 through 1999), which amount may be adjusted for each subsequent Plan Year based on changes in the cost of living as announced by the Secretary of the Treasury.

      1.6 "Before-Tax Contribution" means a contribution of a Plan Sponsor on behalf of a Participant pursuant to Plan Section 3.1.

      1.7 "Beneficiary" means the person or trust that a Participant designated most recently in writing to the Plan Administrator; provided, however, that if the Participant has failed

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to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, the term "Beneficiary" means (a) the Participant's spouse or (b) if no spouse is alive, the deceased Participant's estate. Notwithstanding the preceding sentence, the spouse of a married Participant shall be his Beneficiary unless that spouse has consented in writing to the designation by the Participant of some other person or trust and the spouse's consent acknowledges the effect of the designation and is witnessed by a notary public or a Plan representative. A Participant may change his designation at any time. However, a Participant may not change his designation without further consent of his spouse under the terms of the preceding sentence unless the spouse's consent permits designation of another person or trust without further spousal consent and acknowledges that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily relinquishes this right. Notwithstanding the above, the spouse's consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that the spouse cannot be located, if the Participant has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a "qualified domestic relations order" (as defined in Code Section 414(p)) provides otherwise, or if there are other circumstances as the Secretary of the Treasury prescribes. If the spouse is legally incompetent to give consent, consent by the spouse's legal guardian shall be deemed to be consent by the spouse. If, subsequent to the death of a Participant, the Participant's Beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary, if any, or the Beneficiary listed under Subsection (a) or, if no spouse is alive, Subsection
(b) shall be the Beneficiary.

      1.8 "Board of Directors" means the Board of Directors of the Primary Sponsor.

      1.9 "Break in Service" means the failure of an Employee, in connection with a termination of employment other than by reason of death or attainment of a Retirement Date, to complete more than 500 Hours of Service in any Plan Year.

      1.10 "Code" means the Internal Revenue Code of 1986, as amended.

      1.11 "Company Stock" means qualifying employer securities within the meaning of Code Section 4978(e)(5) which are:

            (a) shares of common stock issued by the Primary Sponsor or a corporation which is a member of a controlled group of corporations that includes the Primary Sponsor (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C)), which are readily tradable on an established securities market or, if there is no such common stock, shares of common stock issued by the Primary Sponsor or a corporation that is a member of a controlled group of corporations that includes the Primary Sponsor (within the meaning of Code
      Section 1563(a), determined without regard to Code Sections 1563(a)(4) and
      (e)(3)(C), which have voting power and dividend rights no less favorable than the voting power and dividend rights of any other common stock issued by the Primary Sponsor or the other corporation; or

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            (b) shares of noncallable preferred stock issued by the Primary
      Sponsor, which are at all times immediately convertible into stock described in (a) above at a reasonable conversion price.

      1.12 "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

      1.13 "Disability" means a disability of a Participant within the meaning of Code Section 72(m)(7), to the extent that the Participant is, or would be, entitled to disability retirement benefits under the federal Social Security Act or to the extent that the Participant is entitled to recover benefits under any long term disability plan or policy maintained by the Plan Sponsor. The determination of whether or not a Disability exists shall be determined by the Plan Administrator and shall be substantiated by competent medical evidence.

      1.14 "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)), are Distributees with regard to the interest of the spouse or former spouse.

      1.15 "Elective Deferrals" means, with respect to any taxable year of the Participant, the sum of

            (a) any Before-Tax Contributions;

            (b) any contributions made by or on behalf of a Participant under any other qualified cash or deferred arrangement as defined in Code
      Section 401(k), whether or not maintained by a Plan Sponsor, to the extent such contributions are not or would not, but for Code Section 402(g)(1), be included in the Participant's gross income for the taxable year; and

            (c) any other contributions made by or on behalf of a Participant pursuant to Code Section 402(g)(3).

      1.16 "Eligibility Service" means

            (a) a six-consecutive-month period during which the Employee completes no less than 500 Hours of Service beginning on the date on which the Employee first performs an Hour of Service upon his employment or reemployment with the Plan Sponsor. If the Employee fails to complete 500 Hours of Service in that six-consecutive-month period, Eligibility Service shall be any six-consecutive-month period thereafter during which the Employee completes no less than 500 Hours of Service, including the six-consecutive-month period which begins on the one month anniversary of the date the Employee first performed an Hour of Service upon his employment or reemployment.

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            (b) Eligibility Service shall include an Employee's service and
      Hours of Service with all companies for which service was recognized under a Merged Plan.

      1.17 "Eligible Employee" means any Employee of a Plan Sponsor other than an Employee who is (a) covered by a collective bargaining agreement between a union and a Plan Sponsor, provided that retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement provides for participation in the Plan, (b) a leased employee within the meaning of Code
Section 414(n)(2) or, (c) deemed to be an Employee of a Plan Sponsor pursuant to regulations under Code Section 414(o). In addition, no person who is initially classified by a Plan Sponsor as an independent contractor for federal income tax purposes shall be regarded as an Eligible Employee for that period, regardless of any subsequent determination that any such person should have been characterized as a common law employee of the Plan Sponsor for the period in question.

      1.18 "Eligible Retirement Plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

      1.19 "Eligible Rollover Distribution" means any distribution of all or any portion of the Distributee's Account, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any distribution of amounts described in Treasury Regulations Section 1.401(k)-1(d)(2)(ii).

      1.20 "Employee" means any person who is (a) a common law employee of a Plan Sponsor or an Affiliate, (b) a leased employee within the meaning of Code
Section 414(n)(2) with respect to a Plan Sponsor, or (c) deemed to be an employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).

      1.21 "Entry Date" means the first day of each calendar month.

      1.22 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      1.23 "Fair Market Value of Company Stock" means:

            (a) if the Company Stock is not Publicly Traded, the value as determined by an Independent Appraiser; or

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            (b) if the Company Stock is Publicly Traded, the price most recently bid or asked, as appropriate, or paid for Company Stock listed on any exchange, quoted through a national securities exchange or association, traded in the over-the-counter market or reported by any other commercial service.

      1.24 "Fiduciary" means each Named Fiduciary and any other person who exercises or has any discretionary authority or control regarding management or administration of the Plan, any other person who renders investment advice for a fee or has any authority or responsibility to do so with respect to any assets of the Plan, or any other person who exercises or has any authority or control respecting management or disposition of assets of the Plan.

      1.25 "Fund" means the amount at any given time of cash and other property held by the Trustee pursuant to the Plan.

      1.26 "Highly Compensated Employee" means, with respect to a Plan Year, each Employee who:

            (a) was at any time during the Plan Year or the immediately preceding Plan Year an owner of more than five percent (5%) of the outstanding stock of a Plan Sponsor or Affiliate or more than five percent (5%) of the total combined voting power of all stock of a Plan Sponsor or Affiliate; or

            (b) received Annual Compensation in excess of $85,000 during the immediately preceding Plan Year, which amount shall be adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury.

            (c) is a former Employee who met the requirements of Subsection (a) or (b) at the time the former Employee separated from service with the Plan Sponsor or an Affiliate or at any time after the former Employee attained age 55.

      1.27 "Hour of Service" means:

            (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Plan Sponsor or any Affiliate during the applicable computation period, and such hours shall be credited to the computation period in which the duties are performed;

            (b) Each hour for which an Employee is paid, or entitled to payment, by a Plan Sponsor or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

            (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Plan Sponsor or any Affiliate, and such hours shall be credited to the computation period or periods to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) of this Section shall be subject to the limitations set forth in Subsection (f);

            (d) Solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for such child for a period immediately following its birth or placement shall be credited (A) only in the computation period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that year solely because of that credit, or (B), in any other case, in the next following computation period;

            (e) Without duplication of the Hours of Service counted pursuant to Subsection (d) hereof and solely for such purposes as required pursuant to the Family and Medical Leave Act of 1993 and the regulations thereunder (the "FMLA"), each hour (as determined pursuant to the FMLA) for which an Employee is granted leave under the FMLA (1) for the birth of a child, (2) for placement with the Employee of a child for adoption or foster care,
      (3) to care for the Employee's spouse, child or parent with a serious health condition, or (4) for a serious health condition that makes the Employee unable to perform the functions of the Employee's job;

            (f) The Plan Administrator shall credit Hours of Service in accordance with the provisions of Section 2530.200b-2(b) and (c) of the U.S. Department of Labor Regulations or such other federal regulations as may from time to time be applicable and determine Hours of Service from the employment records of a Plan Sponsor or in any other manner consistent with regulations promulgated by the Secretary of Labor, and shall construe any ambiguities in favor of crediting Employees with Hours of Service. Notwithstanding any other provision of this Section, in no event shall an Employee be credited with more than 501 Hours of Service during any single continuous period during which he performs no duties for the Plan Sponsor or Affiliate; and

            (g) In the event that a Plan Sponsor or an Affiliate acquires substantially all of the assets of another corporation or entity or a controlling interest of the stock of another corporation or merges with another corporation or entity and is the surviving entity, then service of an Employee who was employed by the prior corporation or entity and who is employed by the Plan Sponsor or an Affiliate at the time of the acquisition or merger shall be counted in the manner provided, with the consent of the Primary Sponsor, in resolutions adopted by the Plan Sponsor which authorizes the counting of such service.

      1.28 "Independent Appraiser" means an individual meeting requirements similar to those contained in Treasury regulations under Code Section 170(a)(1) who holds himself out to the public as an appraiser, who is qualified to make an appraisal of Company Stock, who

                                       9
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understands that a false or fraudulent overstatement of the value of Company
Stock may subject him to a civil penalty under Code Section 6701, and who is not:

            (a) the seller of Company Stock;

            (b) a Plan Sponsor or an Affiliate;

            (c) any person employed by or related to (within the meaning of Code
      Section 267(b)) the persons described in Subsections (a) or (b) above;

            (d) a party to the transaction by which the person selling or contributing any Company Stock to the Plan acquired the Company Stock (unless the Company Stock is sold or contributed to the Plan within two months of its acquisition or its appraised price does not exceed its acquisition cost); or

            (e) any person whose relationship with a person described in Subsections (a), (b), (c), or (d) above is such that a reasonable person would question the independence of the appraiser.

      1.29 "Individual Fund" means individual subfunds of the Fund as may be established by the Plan Administrator from time to time for the investment of the Fund. One or more of the Individual Funds may be Company Stock funds, designed to invest in Company Stock, as described in Article V.

      1.30 "Investment Committee" means a committee, which may be established to direct the Trustee with respect to investments of the Fund.

      1.31 "Investment Manager" means a Fiduciary, other than the Trustee, the Plan Administrator, or a Plan Sponsor, who may be appointed by the Primary
Sponsor:

            (a) who has the power to manage, acquire, or dispose of any assets of the Fund or a portion thereof; and

            (b) who

                  (1) is registered as an investment adviser under the
            Investment Advisers Act of 1940;

                  (2) is a bank as defined in the Investment Advisers Act of
            1940; or

                  (3) is an insurance company qualified to perform services
            described in Subsection (a) above under the laws of more than one state; and

            (c) who has acknowledged in writing that he is a Fiduciary with respect to the Plan.

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      1.32 "Merged Plan" means any or all of the plans that were merged into this Plan as of August 1, 2001: CCB Financial Corporation Retirement Savings Plan, National Bank of Commerce ESOP/TIRA Plan; and the First Mercantile Profit Sharing Plan.

      1.33 "Named Fiduciary" means only the following:

            (a) the Plan Administrator;

            (b) the Trustee;

            (c) the Investment Committee; and

            (d) the Investment Manager.

      1.34 "Normal Retirement Age" means age 65.

      1.35 "Participant" means any Employee or former Employee who has become a participant in the Plan for so long as his vested Account has not been fully distributed pursuant to the Plan.

      1.36 "Plan Administrator" means the organization or person designated to administer the Plan by the Primary Sponsor and, in lieu of any such designation, means the Primary Sponsor.

      1.37 "Plan Sponsor" means individually the Primary Sponsor. In addition, National Bank of Commerce; Central Carolina Bank and Trust Company; CCB Investment and Insurance Service Corporation; Salem Trust Company; First Mercantile Trust Company; National Commerce Bank Services, Inc.; NBC Bank, FSB (Memphis); Commerce Capital Management, Inc.; Monroe Properties, Inc.; Transplatinum Service Corporation; Prime Financial Services, Inc.; FleetOne, LLC; USI Alliance Corporation; NBC Insurance Services, Inc.; NBC Capital Markets Group; and NBC Financial Corporation are participating Plan Sponsors in the Plan as of August 1, 2001. Any other corporation, association, joint venture, proprietorship, partnership or other business organization may, in the future, adopt the Plan on behalf of all or certain of its Employees by formal action on its part in the manner described in Section 19 hereof provided that the Primary Sponsor, by formal action on its part in the manner described in Section 19 hereof, and the Plan Administrator both approve such participation.

      1.38 "Plan Year" means the calendar year.

      1.39 "Publicly Traded" means listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (15 U.S.C.
78f) or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78o).

      1.40 "Put and First Refusal Rights" means the rights described in Plan
Section 12.3.

      1.41 "Retirement Date" means the date on which the Participant terminates employment on or after (a) attaining Normal Retirement Age or (b) becoming subject to a Disability.

      1.42 "Rollover Amount" means any amount transferred to the Fund by a Participant, which amount qualifies as an Eligible Rollover Distribution under Code Section 402(c)(4), or for rollover treatment under Code Sections 403(a)(4) or 408(d)(3)(A)(ii), and any regulations issued thereunder.

      1.43 "Termination Completion Date" means the last day of the fifth consecutive Break in Service computation period, determined under the Plan Section that defines Break in Service, in which a Participant completes a Break in Service.

      1.44 "Termination of Employment" means the termination of employment of an Employee from all Plan Sponsors and Affiliates for any reason other than death or attainment of a Retirement Date. Any absence from active employment of the Plan Sponsor and Affiliates by reason of an approved leave of absence shall not be deemed for any purpose under the Plan to be a Termination of Employment. Transfer from an Employee from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a Termination of Employment. In addition, transfer of an Employee to another employer in connection with a corporate transaction involving a sale of assets, merger or sale of stock, shall not be deemed to be a Termination of Employment, for purposes of the timing of distributions under Plan Section 8.1, if the employer to which such Employee is transferred agrees with the Plan Sponsor to accept a transfer of assets from the Plan to its tax-qualified plan in a trust-to-trust transfer meeting the requirements of Code Section 414(l). If the employer to which such Employee is transferred does not agree to accept a transfer of assets from the Plan to its tax-qualified Plan, Plan Section 8.6 is applicable in the event that such Termination of Employment is not a distributable event under Code Section 401(k)(10)(A).

      1.45 "Trust" means the trust established under an agreement between the Primary Sponsor and the Trustee to hold the Fund or any successor agreement.

      1.46 "Trustee" means the trustee under the Trust.

      1.47 "Valuation Date" means each regular business day or any other day which the Plan Administrator declares to be a Valuation Date.

      1.48 "Vesting Service" means:

            (a) each Plan Year during which an Employee has completed no less than 1,000 Hours of Service.

            (b) Vesting Service shall include all service with all companies for which service was recognized under a Merged Plan.

            (c) Notwithstanding anything contained herein to the contrary, Vesting Service shall not include:

                  (1) In the case of an Employee who completes five consecutive
            Breaks in Service for purposes of determining the vested portion of his Account derived from Plan Sponsor contributions which accrued before his Termination Completion Date, all service in Plan Years after his Termination Completion Date.

                  (2) In the case of an Employee who completes five consecutive
            Breaks in Service and at that time does not have any vested right in Plan Sponsor contributions, all service before those Breaks in Service commenced.

                                    SECTION 2
                                   ELIGIBILITY

      2.1 Each Eligible Employee shall become a Participant as of the Entry Date coinciding with or next following the date he completes his Eligibility Service.

      2.2 Each Eligible Employee who was an employee of National Bank of Commerce on July 31, 2001 shall be eligible to enter the Plan on the first Entry Date following the date on which he first performs one Hour of Service, regardless of whether he has completed his Eligibility Service as of such date.

      2.3 Each Employee who was a Participant in a Merged Plan on July 31, 2001 shall become a Participant in this Plan as of August 1, 2001.

      2.4 Each former Participant of this Plan or a Merged Plan who is reemployed by a Plan Sponsor shall become a Participant as of the date of his reemployment as an Eligible Employee.

      2.5 Each former Employee who completes his Eligibility Service but terminates employment with a Plan Sponsor before becoming a Participant shall become a Participant as of the latest of the date he (a) is reemployed, (b) would have become a Participant if he had not incurred a Termination of Employment, or (c) becomes an Eligible Employee.

      2.6 Solely for the purpose of contributing a Rollover Amount to the Plan, an Eligible Employee who has not yet become a Participant pursuant to any other provision of this Section 2 shall become a Participant as of the date on which the Rollover Amount is contributed to the Plan.

                                    SECTION 3
                                  CONTRIBUTIONS

      3.1   (a) Before-Tax Contributions.

                  (1) The Plan Sponsor shall make a contribution to the Fund on behalf of each Participant who is an Eligible Employee and has elected to defer a portion of Annual Compensation otherwise payable to him for the Plan Year and to have such portion contributed to the Fund. The contribution made by a Plan Sponsor on behalf of a Participant under this Section 3.1 shall be in an amount equal to the amount specified in the Participant's deferral agreement under subparagraph (2) below, but not greater than seventeen percent (17%) of the Participant's Annual Compensation. Pursuant to Section 4 of Appendix C, the Plan Administrator may restrict the amount that Highly Compensated Employees may defer under this Section 3.1. Effective as of January 1, 2002, the above seventeen percent (17%) limitation shall be increased to twenty percent (20%) of the Participant's Annual Compensation.

                  (2) The election must be made before the Annual Compensation is payable and may only be made pursuant to an agreement between the Participant and the Plan Sponsor which shall be in such form and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify a whole percentage of Annual Compensation that the Participant desires to defer and to have contributed to the Fund.

                  (3) Once a Participant has made an election for a Plan Year, the Participant may revoke or modify his election to increase or reduce the rate of future deferrals, as provided in the administrative procedures provided by the Plan Administrator.

            (b) Limits on Before-Tax Contributions.

                  (1) Elective Deferrals shall in no event exceed $10,500 (for
            2001) in any one taxable year of the Participant, which amount shall be adjusted for changes as provided in Code Section 402(g) or for changes in the cost of living as provided by the Secretary of the Treasury.

                  (2) In the event the amount of Elective Deferrals exceeds
            $10,500 (for 2001) as adjusted, in any one taxable year then, not later than the immediately following March 1, the Participant may designate to the Plan the portion of the Participant's Before-Tax Contribution which consists of excess Elective Deferrals. Not later than the immediately following April 15, the Plan may then distribute the amount designated to it, as adjusted to reflect income, gain, or loss attributable to it through the end of the Plan Year, and reduced by any "Excess Before-Tax Contributions," as defined in Appendix C hereto, previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within that taxable year. The payment of the excess Elective Deferrals, as adjusted and reduced, from the Plan shall be made to the Participant without regard to any other provision in the Plan.

                  (3) In the event that a Participant's Elective Deferrals
            exceed $10,500, as adjusted, in any one taxable year under the Plan and other plans of the Plan Sponsor and its Affiliates, the Participant shall be deemed to have designated for distribution under the Plan the amount of excess Elective Deferrals, as adjusted and reduced, by taking into account only Elective Deferral amounts under the Plan and other plans of the Plan Sponsor and its Affiliates.

      3.2 Matching Contributions. The Plan Sponsor proposes to make contributions to the Fund with respect to each payroll period on behalf of each Participant who is an Eligible Employee in an amount equal to fifty percent (50%) of the Participant's Annual Compensation deferred by the Participant pursuant to Plan Section 3.1 for such payroll period, to the extent the contribution under Plan Section 3.1 does not exceed six percent (6%) of his Annual Compensation payable with respect to such payroll period.

      3.3 After-Tax Contributions. Subject to such rules and limitations as the Plan Administrator may from time to time prescribe, each Participant who is an Eligible Employee may contribute as an After-Tax Contribution to the Fund an amount equal to a whole percentage of his Annual Compensation not in excess of seventeen percent (17%) of the Participant's Annual Compensation for the Plan Year, less the amount elected by the Participant to be contributed as a Before-Tax Contribution under Section 3.1(a) above. After-Tax Contributions shall be made to the Fund through regular payroll deductions or in such other manner as shall be agreed upon by each Participant and the Plan Administrator. The Plan Administrator may, at any time, suspend the making of any further After-Tax Contributions.

      3.4 Except with regard to forfeitures described in Section 4.2 below, forfeitures shall be used to reduce Plan Sponsor contributions and not to increase benefits.

      3.5 Any Eligible Employee may, with the consent of the Plan Administrator and subject to such rules and conditions as the Plan Administrator may prescribe, transfer a Rollover Amount to the Fund; provided, however, that the Plan Administrator shall not administer this provision in a manner which is discriminatory in favor of Highly Compensated Employees.

      3.6 Contributions may be made only in cash or other property that is acceptable to the Trustee. In no event will the sum of contributions under Plan Sections 3.1 and 3.2 exceed the deductible limits under Code Section 404.

      3.7 Effective December 12, 1994, notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

      3.8 Notwithstanding any provision of the Plan to the contrary, the Plan Sponsor may make corrective distributions or allocations as required to comply with (a) any program provided pursuant to Revenue Procedure 2001-17 (or its successor), or such successor program established by the Internal Revenue Service or the Secretary of the Treasury, or (b) the Voluntary Fiduciary Correction Program described in 65 FR 14164 or such successor program or procedure established by the Pension and Welfare Benefits Administration or the Secretary of Labor.

                                    SECTION 4
                                   ALLOCATIONS

      4.1 As soon as reasonably practicable following the date of withholding by the Plan Sponsor, if applicable, and receipt by the Trustee, Plan Sponsor contributions made on behalf of each Participant under Plan Sections 3.1 and 3.2, and After-Tax Contributions and Rollover Amounts contributed by the Participant, shall be allocated to the Before-Tax Account, Matching Account, After-Tax Account and Rollover Account, respectively, of the Participant on behalf of whom the contributions were made.

      4.2 Any forfeitures in existence in the National Bank of Commerce ESOP/TIRA Plan on July 31, 2001, that were attributable to Supplemental Contribution Accounts under such plan and due to be allocated in that plan among eligible participants as of December 31, 2001, shall not be used to reduce Plan Sponsor contributions as outlined in Section 3.4 above, but shall be reallocated as of December 31, 2001 among the Profit Sharing Accounts of the Participants who would have shared in such forfeiture allocations as of December 31, 2001 had the plan not merged with this Plan, and who completed 1,000 Hours of Service during the period during the Plan Year ending December 31, 2001.

      4.3 ESOP and Former ESOP Account Allocations. As of each Valuation Date, the Trustee shall allocate to each ESOP Account and each Former ESOP Account its share of the net income or net loss of the Company Stock funds, as follows:

            (a) Any cash dividends paid or other cash income received with respect to Company Stock allocated to a Participant's interest in a Company Stock fund as of the record date on which the cash dividend was declared or the date the other cash income was accrued and any income thereon attributable to the cash dividend or other income shall be allocated and invested in that Participant's Individual Funds.

            (b) Any additional shares of Company Stock which are issued with respect to any Company Stock held in a Company Stock fund, including, but not limited to, stock dividends, shall be allocated to that Company Stock fund as of the Valuation Date coinciding with or next following the date on which the additional shares of Company Stock are delivered to the Trustee. The additional shares of Company Stock shall be allocated to each Participant's interest in the Company Stock fund based upon the number of shares of Company Stock allocated to such Participant in such Company Stock fund.

            (c) Notwithstanding subparagraph (b) above, dividends received in relation to Company Stock held in a Participant's ESOP Account shall be administered as follows.

      Upon the receipt on or after January 1, 2002 by the Plan of a dividend payable with respect to shares of Company Stock allocated to a Participant's ESOP Account, the Primary Sponsor shall provide to each Participant (or, if the Participant is deceased, his Beneficiary) who has an ESOP Account the option to elect, within a reasonable period of time established by the Plan Administrator, to:

                  (1) receive a distribution of the dividend in cash from the
            Plan. Such distribution shall take place not later than the 90th day after the close of the Plan Year in which the dividend is received by the Plan; or

                  (2) have the dividend reinvested by the Plan in Company Stock, which stock is allocated to the Participant's ESOP Account.

      If a Participant does not make an election under this Section in the time provided by the Plan Administrator, the Plan shall reinvest the dividend allocated to the Participant's ESOP in Company Stock, as outlined in subsection (2) above.

            (d) The Trustee shall, by virtue of the receipt of any warrants, options, rights to purchase, or rights to subscribe become entitled to purchase or subscribe for shares of Company Stock, and the Trustee may purchase or subscribe for the additional shares of Company Stock. Any shares of Company Stock that the Trustee purchases shall be credited to all Company Stock funds pursuant to the provisions of Subsection (b) above. In the event that the Trustee is unable to purchase or subscribe for any additional shares of Company Stock, the Trustee shall sell (if practicable) any warrants, options, or rights beyond those which can be used as permitted, and shall credit one or more Individual Funds with the proceeds from any sale based on the number of shares of Company Stock in the Company Stock fund allocated to the Participant in which the warrants, options, or rights originated.

      4.4 All valuations of shares of Company Stock in the ESOP Accounts and Former ESOP Accounts made with respect to activities carried on by the Plan which shares of Company Stock are not readily tradable on an established securities market shall be made by an Independent Appraiser.

      4.5 As of each Valuation Date, the Trustee shall allocate the net income or net loss of each Individual Fund to each Account in the proportion that the value of the Account as of the Valuation Date bears to the value of all Accounts invested in that Individual Fund as of the Valuation Date.

                                    SECTION 5
                INDIVIDUAL FUNDS AND INVESTMENTS OF TRUST ASSETS

      5.1 Until such time as the Plan Administrator may direct otherwise, each Participant may elect to direct the Plan Administrator to invest contributions to his Account in one or more Individual Funds as the Participant shall designate by providing notice to the Plan Administrator according to the procedures established by the Plan Administrator for that purpose.

            (a) All investment elections of contributions being made at any time must be in multiples of 1%. Participants may change the investment of contributions to their accounts in accordance with the procedures established by the Plan Administrator. New investment elections shall be effective as of the date that such elections are processed by the Plan Administrator in accordance with the procedures established for such purpose.

            (b) An investment election, once given, shall be deemed to be a continuing election until changed as otherwise provided herein. If no election is effective for the date a contribution is to be made, all contributions which are to be made for such date shall be invested in such Individual Fund as the Plan Administrator, the Investment Manager, the Investment Committee, or the Trustee, as applicable, may determine. To the extent permissible by law, no Fiduciary shall be liable for any loss, which results from a Participant's exercise or failure to exercise his investment election

      5.2 Except as limited in Sections 5.3 and 5.4 below, a Participant may elect according to the procedures established by the Plan Administrator, to transfer in multiples of 1% his Account between Individual Funds. An election under this Section 5.2 shall be effective as of the date that such elections are processed by the Plan Administrator in accordance with the procedures established for such purpose.

      5.3 Notwithstanding Section 5.2 above, a Participant may not transfer funds from other accounts into the NCFC ESOP Stock Fund or the NCFC Merged Stock Fund (but can transfer into the NCFC Stock Fund), as such terms are defined in Sections 5.4 and 5.5 below. In addition, transfers out of the NCFC ESOP Stock Fund are prohibited, except as provided under the following diversification provisions:

            (a) Each Participant who is an Employee and who has both completed ten (10) years of participation in the Plan (including years of participation in the NBC ESOP/TIRA Plan prior to its merger with the Plan) and attained age 55 may elect within ninety (90) days after the close of each Plan Year in the election period described in Subsection (d) below to direct the Plan to diversify a number of shares of Company Stock equal to:

                  (1) 25% of the Company Stock that has been allocated to the
            Participant's ESOP Account valued as of the Valuation Date preceding the date of diversification;

                  (2) reduced by the number of shares of Company Stock
            previously distributed pursuant to this Section.

            The resulting number of shares of Company Stock may be rounded to the nearest whole integer. For the last year in which a Participant may make an election, this Subsection shall be applied by substituting 50% for 25% percent

            (b) The Participant who has the right to diversify under Subsection
      (a) may direct the Plan to transfer the portion of the Participant's ESOP Account that is covered by the election and invested in the NCFC ESOP Stock Fund to any other of the Individual Funds available under the Plan, other than the NCFC Merged Stock Fund.

            (c) Company Stock subject to elections made under Subsection (a) shall be diversified no later than ninety (90) days after the period during which the election may be made.

            (d) As used in Subsection (a), "election period" shall mean the six Plan Year period beginning with the Plan Year in which the Participant has attained age 55 and completed ten (10) years of participation in the Plan (including years of participation in the NBC ESOP/TIRA Plan prior to its merger with the Plan).

            (e) Notwithstanding the preceding provisions of this Section 5.3, if the Fair Market Value of Company Stock allocated to a Participant's ESOP Account is five hundred dollars ($500) or less on the Valuation Date immediately preceding the first day on which a Participant is eligible to make an election described in Subsection (a) above, then that Participant shall not be eligible to make a diversification election.

      5.4 The Trustee will permit the investment in a unitized fund that will hold Company Stock, to be called the "NCFC Stock Fund." A Participant may elect to have a portion of his contributions invested in the NCFC Stock Fund. Effective as of January 1, 2002, a Participant's election to have a portion of his contributions invested in the NCFC Stock Fund shall be limited to fifty percent (50%) of the contributions. If a Participant elects prior to January 1, 2002 to have a larger portion of his contributions so invested, such election will be deemed to be reduced to fifty percent (50%) as of such date, and the balance shall be invested in the Individual Funds as directed by the Participant for the non-Stock Fund portion of the contributions (or, in the absence of such election, as determined by procedures established by the Plan Administrator). A Participant may elect to transfer any portion of his Account (except as limited in Subsection 5.2 above) from other investments into the NCFC Stock Fund.

      5.5 The Trustee will establish two additional Individual Funds that are stock funds holding Company Stock, called the "NCFC ESOP Stock Fund" and the "NCFC Merged Stock Fund."

            (a) The NCFC ESOP Stock Fund is a fund in which Company Stock investments in a Participant's Account shall be accounted for on a per share basis. Only amounts attributable to the ESOP Account as of the date on which the NBC ESOP/TIRA Plan merged into this Plan (and the earnings thereon) may be invested in the NCFC ESOP Stock Fund. No new contributions may be invested in the NCFC ESOP Stock Fund, and transfers to the NCFC ESOP Stock Fund from other Individual Funds are not permitted. Transfers out of the NCFC ESOP Stock Fund are permitted only under the provisions of
      Section 5.3 above, although transfers to the NCFC Merged Stock Fund are not permitted. Dividends may be reinvested in the NCFC ESOP Stock Fund pursuant to the provisions of Section 4.3(c) above.

            (b) The NCFC Merged Stock Fund is a fund in which Company Stock investments in a Participant's Account shall be accounted for on a per share basis. Only amounts attributable to the Former ESOP Account as of the date on which the American Federal Plan merged into the CCB Savings Plan (and the earnings thereon) may be invested in the NCFC Merged Stock Fund. Participants may elect to transfer out of the NCFC Merged Stock Fund into any other Individual Fund (other than the NCFC ESOP Stock Fund) at any time. Transfers from other Individual Funds to the NCFC Merged Stock Fund are not permitted.

      5.6 A Loan Fund shall be established by the Trustee on behalf of each Participant for whom a loan is made pursuant to Plan Section 6. The Loan Fund shall be credited with the amount of any loan made by the Plan to the Participant and shall be debited with all principal and interest repayments of any such loans. Under rules established by the Plan Administrator, a Participant's interest in the Individual Funds shall be debited by the amount credited to the Participant's Loan Fund. All principal and interest repayments debited to the Loan Fund shall be invested as contributions to the Participant's Account pursuant to Plan Section 5.1. Each Loan Fund shall be invested in a note or notes made by the Participant evidencing the promised repayment of monies loaned to the Participant from the Fund.

                                    SECTION 6
                                   PLAN LOANS

      6.1 Subject to the provisions of the Plan and the Trust, each Participant who is an Employee shall have the right, subject to prior approval by the Plan Administrator, to borrow from the Fund. In addition, each "party in interest," as defined in ERISA Section 3(14), who is (a) a Participant but no longer an Employee; (b) the Beneficiary of a deceased Participant, or (c) an alternate payee of a Participant pursuant to the provisions of a "qualified domestic relations order," as defined in Code Section 414(p), shall also have the right, subject to prior approval by the Plan Administrator and in a manner that does not discriminate in favor of Highly Compensated Employees, to borrow from the Fund. All Plan loans shall be made pursuant to a Plan Loan Procedure to be adopted by the Plan Administrator and distributed to Participants and parties in interest.

      6.2 In order to apply for a loan, a borrower must complete and submit to the Plan Administrator documents or information required by the Plan Administrator for this purpose.

      6.3 Loans shall be available to all eligible borrowers on a reasonably equivalent basis, which may take into account the borrower's creditworthiness, ability to repay, and ability to provide adequate security. Loans shall not be made available to Highly Compensated Employees, officers or shareholders of a Plan Sponsor in an amount greater than the amount made available to other borrowers. This provision shall be deemed to be satisfied if all borrowers have the right to borrow the same percentage of their interest in the Participant's vested Account, notwithstanding that the dollar amount of such loans may differ as a result of differing values of Participants' vested Accounts.

      6.4 Each loan shall bear a "reasonable rate of interest" and provide that the loan be amortized in substantially level payments, made no less frequently than quarterly, over a specified period of time. A "reasonable rate of interest" shall be that rate that provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

      6.5 Loans may be taken only from a Participant's Before-Tax Account, Matching Account, Frozen Matching Account, and Rollover Account.

      6.6 Each loan shall be adequately secured, with the security for the outstanding balance of all loans to the borrower to consist of one-half (1/2) of the borrower's interest in the Participant's vested portion of his Before-Tax Account, Matching Account, and Rollover Account, or such other security as the Plan Administrator deems acceptable.

      6.7 Each loan, when added to the outstanding balance of all other loans to the borrower from all retirement plans of the Plan Sponsor and its Affiliates which are qualified under Section 401 of the Code, shall not exceed the least of:

            (a) $50,000, reduced by the excess, if any, of

                  (1) the highest outstanding balance of loans made to the
            borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and its Affiliates during the one (1) year period immediately preceding the day prior to the date on which such loan was made, over

                  (2) the outstanding balance of loans made to the borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and its Affiliates on the date on which such loan was made, or

            (b) one-half (1/2) of the value of the borrower's total vested interest in the Participant's Before-Tax Account, Matching Account, and Rollover Account.

For purposes of this Section, the value of the borrower's vested interest in the Participant's Account shall be established as of the latest preceding Valuation Date, or any later date on which an available valuation was made, and shall be adjusted for any distributions or contributions made through the date of the origination of the loan.

      6.8 Each loan, by its terms, shall be repaid within five (5) years. Notwithstanding the foregoing, any loan that is outstanding as of August 1, 2001, including loans that become loans under this Plan by virtue of the merger of plans that occurred on such date, shall be repaid according to the existing terms of such loan (even if such terms provide for repayment over a period longer than five (5) years, if such loans were used to purchase the borrower's principal residence).

      6.9 Each loan shall be made in an amount of no less than $1,000.

      6.10 A borrower is permitted to have only one loan existing under this Plan at any one time. Notwithstanding the foregoing, any loan that is outstanding as of August 1, 2001, including loans that became loans under this Plan by virtue of the merger of plans that occurred on such date, shall continue according to their terms (even if a Participant has more than one loan outstanding).

      6.11 Default Events

            (a) The entire unpaid principal sum and accrued interest shall, at the option of the Plan Administrator, become due and payable:

                  (1) Ninety (90) days after a borrower terminates employment with the Plan Sponsor, except in the event of Disability or a layoff. A loan may be satisfied (and not considered in default) by distributing the note evidencing the debt as part of an Eligible Rollover Distribution if, prior to the expiration of the ninety (90) day period, the terminating Participant elects the direct rollover of the loan and provides the Plan Administrator with a written indication from the trustee, custodian, or administrator for the Eligible Retirement Plan of its willingness to accept the rollover of such loan;

                  (2) Ninety (90) days after a borrower fails to make any loan payment when due,

                  (3) If the vested Account held as security under the Plan for the borrower will, as a result of an impending distribution or withdrawal, be reduced to an amount less than the amount of all unpaid principal and accrued interest then outstanding under the loan, or

                  (4) If a borrower makes any untrue representations or
            warranties in connection with the obtaining of the loan.

            (b) If an event under subparagraph (a) occurs, the Plan Administrator may take such steps as it deems necessary to preserve the assets of the Plan, including, but not limited to, the following:

                  (1) direct the Trustee to deduct the unpaid principal sum, accrued interest, and any other applicable charge under the note evidencing the loan from any benefits that may become payable out of the Plan to the borrower,

                  (2) direct the Plan Sponsor to deduct and transfer to the
            Trustee the unpaid principal balance, accrued interest, and any other applicable charge under the note evidencing the loan from any amounts owed by the Plan Sponsor to the borrower, or

                  (3) liquidate the security given by the borrower, other than amounts attributable to a Participant's Before-Tax Account, and deduct from the proceeds the unpaid principal balance, accrued interest, and any other applicable charge under the note evidencing the loan.

      If any part of the indebtedness under the note evidencing the loan is collected by law or through an attorney, the borrower shall be liable for attorneys' fees in an amount equal to ten percent of the amount then due and all costs of collection.

            (c) Notwithstanding the foregoing, any loan which became a loan under this Plan by virtue of the merger of plans that occurred as of August 1, 2001, shall be subject to default under the terms of such loan.

      6.12 Each loan shall be made only in accordance with regulations and rulings of the Internal Revenue Service and the Department of Labor. The Plan Administrator shall be authorized to administer the loan program of this Section and shall act in his sole discretion to ascertain whether the requirements of such regulations and rulings and this Section have been met.

                                    SECTION 7
                          WITHDRAWALS DURING EMPLOYMENT

      7.1 Hardship Withdrawals

            (a) The Trustee shall, upon the direction of the Plan Administrator, withdraw all or a portion of a Participant's vested Account (except for the amounts consisting of earnings allocated to the Participant's Before-Tax Account prior to or during the last Plan Year ending on or before July 31, 1989) prior to the time such account is otherwise distributable in accordance with the other provisions of the Plan; provided, however, that any such withdrawal shall be made only if the Participant is an Employee and demonstrates that he is suffering from "hardship" as determined herein.

            (b) Hardship Defined. For purposes of this Section, a withdrawal will be deemed to be on account of hardship if the withdrawal is on account of:

                  (1) expenses for medical care described in Section 213(d) of the Code incurred by the Participant, his spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Code
            Section 213(d);

                  (2) purchase (excluding mortgage payments) of a principal
            residence for the Participant;

                  (3) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents; or

                  (4) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

            (c) The amount of the withdrawal must be necessary to satisfy the Participant's immediate and heavy financial need under Subparagraph (b) above. A withdrawal is not considered as necessary to satisfy the immediate and heavy financial need to the extent that the amount of the withdrawal exceeds the amount required to relieve the need or to the extent the need may be satisfied from other resources available to the Participant. The amount needed to relieve the need may include any federal, state, or local income taxes and penalties reasonably anticipated to result from the distribution.

            (d) The determination of whether the amount of the withdrawal is necessary to satisfy the Participant's immediate and heavy financial need is to be made by the Plan Administrator in its sole discretion on the basis of all relevant facts and circumstances. For purposes of this determination, the Participant's resources are deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant. The Plan Administrator may rely on the Participant's certification by execution of a form provided by the Plan Administrator, unless the Plan Administrator has actual knowledge to the contrary, that the need determined under Plan Section 7.2 cannot be relieved.

                  (1) through reimbursement or compensation by insurance or
            otherwise,

                  (2) by reasonable liquidation of the assets of the
            Participant, his spouse and minor children, to the extent that the liquidation would not itself cause an immediate and heavy financial need and to the extent that the assets of the spouse and minor children are reasonably available to the Participant,

                  (3) by cessation of Elective Deferrals, or

                  (4) by other distributions or nontaxable (at the time of the distribution) loans from plans maintained by the Plan Sponsor or any other employer, or by borrowing from commercial sources on reasonable commercial terms (unless such loans would intensify the financial hardship).

            (e) Hardship withdrawals shall be made only in accordance with such other rules, policies, procedures, restrictions, and conditions as the Plan Administrator may from time to time adopt. Any determination of the existence of hardship and the amount to be withdrawn on account thereof shall be made by the Plan Administrator (or such other person as may be required to make such decisions) in accordance with the foregoing rules as applied in a uniform and nondiscriminatory manner. Hardship withdrawals shall be subject to the rules under the Code in relation to tax withholding.

      7.2 Withdrawals at or After Age 59 1/2. A Participant who has attained at least age 59 1/2 may elect to take an in-service withdrawal of all or any portion of his vested Participant Accounts, regardless of whether the Participant has terminated employment with the Plan Sponsor.

      7.3 Withdrawals of After-Tax Contributions. A Participant may withdraw all or a portion of the balance his After-Tax Account at any time, regardless of whether the Participant has terminated employment with the Plan Sponsor.

      7.4 Additional Rules for Withdrawals During Employment

            (a) A Participant may take up to four withdrawals per Plan Year while he is an Employee.

            (b) Each in-service withdrawal must be for the lesser of (1) $500; or (2) for withdrawals at or after age 59 1/2, the total value of the Participant's Account. Requests for hardship withdrawals of less than $500 shall be considered not to be necessary to satisfy an immediate and heavy financial need.

            (c) All in-service withdrawals shall be in cash in a lump sum. To effect this withdrawal, the necessary portion of any or all of the investments in the Participant's Accounts (including those in a Company Stock Subaccount) will be liquidated.

                                    SECTION 8
                PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT

      8.1 (a) In the event of Termination of Employment, a Participant whose vested Account exceeds $3,500 ($5,000, effective January 1, 1998) may request that payment of his vested Account be made at any time after the Participant's Termination of Employment occurs. The balance of a Participant's Account shall be determined as of the Valuation Date coinciding with or immediately preceding the date the Participant's account is valued for imminent payout purposes. Payment of a Participant's Account shall be in the form elected by such Participant under Plan
      Section 8.1(b). All payments will be made or commence as soon as administratively feasible after a Participant's request. No distribution of the Participant's Account will be made without his request prior to his Normal Retirement Age.

            (b) Payment of a Participant's vested Account may be made in the form of a lump-sum payment. Such lump-sum payment shall be in the form of cash, except to the extent that the Participant's Accounts are invested in Company Stock, in which case the Participant may elect either to take distribution of such Company Stock or to have such Company Stock converted to cash prior to distribution. Notwithstanding the foregoing, a Participant may elect to take distribution of his entire ESOP Account in the form of Company Stock; provided, that if such election is made, the Participant shall also be deemed to have elected to receive in Company Stock that portion of his other Accounts which are invested in Company Stock. If the Participant makes such an election, any portion of the ESOP Account that is not invested in Company Stock at the time such election is made shall be liquidated, and Company Stock shall be purchased with the proceeds (except to the extent that only fractional shares of Company Stock may be purchased, in which case such portion of the Account may be distributed to the Participant in cash).

            (c) In the event of a Termination of Employment, a Participant whose vested Account is $3,500 ($5,000, effective January 1, 1998) or less shall be distributed in a lump sum payment as soon as administratively feasible after the Participant's Termination of Employment.

            (d) If a Participant who has a Termination of Employment has not previously received a distribution of his Account under Subsection (a) or
      (b), payment of his Account will be made or commence in any event on or before sixty (60) days following the end of the Plan Year in which the Participant attains Normal Retirement Age.

      8.2 That portion of a Participant's Account in which he is vested as of a Valuation Date shall be:

            (a) his Before-Tax Account, After-Tax Account, Rollover Account, Frozen Match Account, Former ESOP Account, and Former Qualified Nonelective Contribution Account, which shall be fully vested and nonforfeitable at all times; and

            (b) that portion of the value of his Matching Account, Profit Sharing Account, and ESOP Account computed according to the following vesting schedule taking into account any Vesting Service subsequent to such Valuation Date until the date of his Termination of Employment:

 Full Years of   Percentage
Vesting Service    Vested
---------------  ----------
  Less than 1         0%
       1             20%
       2             40%
       3             60%
       4             80%
   5 or more        100%

            (c) Notwithstanding the foregoing:

                  (1) Any Participant who was a Participant in the First
            Mercantile Profit Sharing Plan as of July 31, 2001, and who had completed three (3) Years of Vesting Service with the Plan Sponsor as of such date shall be 100% vested in his Matching Account at all times; and

                  (2) In no event shall the Vested Percentage of a Participant's
            Account attributable to the Participant's benefit under a Merged Plan be less than the Vested Percentage of such funds immediately prior to the merger of such Plan with and into this Plan.

            (d) Notwithstanding the foregoing, any Participant who was a Participant in the CCB Financial Corporation Retirement Savings Plan as of July 31, 2001, who terminates employment with all of the Plan Sponsors prior to August 15, 2001 under circumstances for which benefits are payable to the Participant under the "CCB Financial Corporation Plan for Severance Compensation after a Change of Control" shall be fully vested and entitled to payment of his entire Participant Account.

            (e) Full Vesting for Employees who are not Highly Compensated Employees on Change in Control.

                  (1) If a Participant's employment with the Plan Sponsor is terminated involuntarily as a result of a Change in Control and such Participant is not a Highly Compensated Employee at the time of such termination of employment, he or she shall be fully vested and entitled to payment of his entire Participant Account.

                  (2) For purposes of this section, a "Change in Control" means the first to occur of the following events:

                        (A) any individual, entity or group (within the meaning
                  of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Primary Sponsor where such acquisition causes such person to own twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Primary Sponsor entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this Subsection (A), the following acquisitions shall not be deemed to result in a Change of Ownership or Effective Control: (i) any acquisition directly from the Primary Sponsor, (ii) any acquisition by the Primary Sponsor, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Primary Sponsor or any corporation controlled by the Primary Sponsor or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Subsection (C) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Corporation Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Primary Sponsor, such subsequent acquisition shall be treated as an acquisition that causes such

                  Person to own twenty percent (20%) or more of the Outstanding Corporation Voting Securities; or

                        (B) individuals who as of the date hereof, constitute
                  the Board of Directors of the Primary Sponsor (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Primary Sponsor; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Primary Sponsor's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Primary Sponsor; or

                        (C) the shareholders of the Primary Sponsor approve of a
                  reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Primary Sponsor ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Primary Sponsor or all or substantially all of the Primary Sponsor's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Primary Sponsor or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                        (D) approval by the shareholders of the Primary Sponsor
                  of a complete liquidation or dissolution of the Primary
                  Sponsor.

            The successful closing of a merger agreement between National Commerce Bancorporation and CCB Financial Corporation on or before December 31, 2000 shall not be considered a Change of Ownership or Effective Control for the purposes of this Plan.

      8.3 (a) If any portion of a Participant's vested Account derived from Plan Sponsor contributions is paid prior to his Termination Completion Date, a portion of his Account equal to his total non-vested Account derived from Plan Sponsor contributions multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Plan Sponsor contributions and the denominator of which is the total vested Account attributable to Plan Sponsor contributions, shall be immediately forfeited. The amount forfeited shall not exceed the Participant's nonvested Account. Upon the Termination of Employment of a Participant who is not vested in any part of his Account, the Participant shall be deemed to have received a distribution and his Account shall be immediately forfeited.

            (b) If the Participant is reemployed by a Plan Sponsor or an Affiliate prior to his Termination Completion Date and (1) if the Participant's Account was partially vested and the Participant repays to the Fund no later than the fifth anniversary of the Participant's reemployment by the Plan Sponsor or an Affiliate all of that portion of his vested Account which was paid to him or (2) if the Participant's Account was not vested upon his termination of employment, then any portion of his Account which was forfeited shall be restored effective on the Valuation Date coinciding with or next following the repayment or the Participant's reemployment, respectively. The restoration on any Valuation Date of the forfeited portion of the Account of a Participant pursuant to the preceding sentence shall be made first from forfeitures available for allocation or to reduce the Employer's contribution on that Valuation Date, to the extent available, and then by a special contribution by the Plan Sponsor.

            (c) If a Participant who is partially vested in his Account does not receive, prior to his Termination Completion Date, a distribution of any portion of his vested Account, then no forfeiture of that Participant's nonvested portion of his Account shall occur until that Participant's Termination Completion Date.

      8.4 If a Plan amendment directly or indirectly changes the vesting schedule, the vesting percentage for each Participant in his Account accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment. In addition, any Participant with at least three (3) years of Vesting Service may irrevocably elect to remain under the pre-amendment vesting schedule with respect to all of his benefits accrued both before and after the amendment.

      8.5 If a Participant has a Termination of Employment and is subsequently reemployed by a Plan Sponsor or an Affiliate prior to receiving a distribution of his Account under the Plan, such Participant shall not be entitled to a distribution under this Section while he is an Employee.

      If a Participant has a Termination of Employment which is not a distributable event as provided under Code Section 401(k)(10)(A), the Plan Sponsor is not required to distribute such Participant's Account to the Participant prior to the time for distribution as otherwise provided under the Plan.

      8.6 Elimination of Prior Benefit Forms.

            (a) Participants who were participants in the Merged Plans prior to the Effective Date were entitled to take distributions in the form of installments and, for the CCB Financial Corporation Retirement Savings Plan, in the form of an annuity for a term certain. These distribution forms are being eliminated concurrent with the merger of the Merged Plans into this Plan, in favor of the provision of a lump sum payment form.

            (b) The effective date of the elimination of these benefit forms with respect to any Participant shall be the November 1, 2001. Prior to such date, a Participant may take distribution (assuming that the Participant is eligible to do so under the terms of the Plan) in any form available in the Merged Plan under which such Participant was a participant prior to the merger, and such alternate forms of benefit are hereby incorporated by reference.

                                    SECTION 9
                        PAYMENT OF BENEFITS ON RETIREMENT

      9.1 (a) A retired Participant whose Account exceeds $3,500 ($5,000, effective January 1, 1998) may request that payment of his Account be made at any time after the Participant attains a Retirement DATE. All payments will be made as soon as administratively feasible following a Participant's request. No distribution of the Participant's Account will be made without his request prior to his Normal Retirement Age.

            (b) Payment of a Participant's Account pursuant to this Section 9 may be made in a lump sum payment in cash or Company Stock, as described in Plan Section 8.1(b) and as elected by such Participant.

            (c) A retired Participant whose Account is $3,500 ($5,000, effective January 1, 1998) or less shall be distributed in a lump sum payment as soon as administratively feasible after the Participant attains a Retirement Date.

            (d) If a retired Participant has not previously received a distribution under Subsection (a) or (c), his Account will be distributed to him on or before sixty (60) days following the end of the Plan Year in which the later of the date the Participant (1) attains Normal Retirement Age, or (2) incurs a Retirement Date.

      9.2 The Account of a Participant who has attained a Retirement Date or has attained Normal Retirement Age shall be fully vested and nonforfeitable. The balance of a Participant's Account which is to be paid under this Section 9 shall be determined as of the Valuation Date coinciding with or immediately preceding the date the Account is valued for imminent payout purposes pursuant to normal administrative procedures.

      9.3 The provisions of Section 8.6 shall apply to distributions of benefits on retirement, to the extent that the permissible effective date for the elimination of benefits set forth in Section 8.6(b) has not occurred.

                                   SECTION 10
                                 DEATH BENEFITS

      If a Participant dies before receiving a distribution of his vested Account, his Beneficiary shall receive the Participant's vested Account in one lump sum as soon as administratively feasible following the death of the Participant or, if the Beneficiary so elects, at any later date permitted under
Section 11.3(b). If a Participant dies before beginning to receive a distribution of his vested Account, his Beneficiary shall receive the Participant's vested Account in one lump sum as soon as administratively feasible following the death of the Participant. If a Participant dies after beginning to receive a distribution of his vested Account, his Beneficiary shall continue to receive the undistributed portion of his vested Account in the form selected by the Participant before his death. Accounts of Participants shall be vested pursuant to Plan Section 8. In addition, the Account of a Participant who dies while an Employee shall be fully vested.

                                   SECTION 11
                         GENERAL RULES ON DISTRIBUTIONS

      11.1 Except for installment distributions (to the extent that such distributions are available pursuant to Section 8.6 above), Accounts shall not be adjusted for earnings or losses incurred after the Valuation Date coinciding with or preceding the date of distribution of the Account. Prior to distribution of an Account, the Account shall be reduced by the amount necessary to satisfy the unpaid principal, accrued interest, and penalties on any loan made to the Participant.

      11.2 Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 11, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution pursuant to this Section which is an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover so long as all Eligible Rollover Distributions to a Distributee for a calendar year total or are expected to total at least $200 and, in the case of a Distributee who elects to directly receive a portion of an Eligible Rollover

Distribution and directly roll the balance over to an Eligible Retirement Plan, the portion that is to be directly rolled over totals at least $500. Such Eligible Rollover Distribution may commence less than thirty (30) days after the notice required under Treasury Regulations Section 1.411(a)-11(c) is given, provided that:

            (a) the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

            (b) the Distributee, after receiving the notice, affirmatively elects a distribution.

      11.3 Notwithstanding any other provisions of the Plan,

            (a) Prior to the death of a Participant, all retirement payments hereunder shall

                  (1) be distributed to the Participant not later than the
            required beginning date (as defined below) or,

                  (2) be distributed, commencing not later than the required beginning date (as defined below) -

                        (A) in accordance with regulations prescribed by the
                  Secretary of the Treasury, over the life of the Participant or over the lives of the Participant and his designated individual Beneficiary, if any, or

                        (B) in accordance with regulations prescribed by the
                  Secretary of the Treasury, over a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his designated individual Beneficiary, if any.

            (b) (1) If -

                        (A) the distribution of a Participant's retirement
                  payments have begun in accordance with Subsection (a)(2) of this Section, and

                        (B) the Participant dies before his entire vested
                  Account has been distributed to him,

            then the remaining portion of his vested Account shall be distributed at least as rapidly as under the method of distribution being used under Subsection (a)(2) of this Section as of the date of his death.

                  (2) If a Participant dies before the commencement of
            retirement payments hereunder, the entire interest of the Participant shall be distributed within five (5) years after his death.

                  (3) If -

                        (A) any portion of a Participant's vested Account is
                  payable to or for the benefit of the Participant's designated individual Beneficiary, if any,

                        (B) that portion is to be distributed, in accordance
                  with regulations prescribed by the Secretary of the Treasury, over the life of the designated individual Beneficiary or over a period not extending beyond the life expectancy of the designated individual Beneficiary, and

                        (C) the distributions begin not later than one (1) year
                  after the date of the Participant's death or such later date as the Secretary of the Treasury may by regulations prescribe,

            then, for purposes of Paragraph (2) of this Subsection (b), the portion referred to in Subparagraph (A) of this Paragraph (3) shall be treated as distributed on the date on which the distributions to the designated individual Beneficiary begin.

                  (4) If the designated individual Beneficiary referred to in
            Paragraph (3)(A) of this Subsection (b) is the surviving spouse of the Participant, then -

                        (A) the date on which the distributions are required to
                  begin under Paragraph (3)(C) of this Subsection (b) shall not be earlier than the date on which the Participant would have attained age 70 1/2, and

                        (B) if the surviving spouse dies before the
                  distributions to such spouse begin, this Subsection (b) shall be applied as if the surviving spouse were the Participant.

            (c) For purposes of this Section, the term "required beginning date" means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires, except that in the case of a person described in Section l(b)(3) of Appendix B the "required beginning date" shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Notwithstanding the foregoing, with respect to a Participant who attains age 70 1/2 prior to January 1, 2002, such Participant may elect to receive minimum required distributions in accordance with Section 401(a)(9) as in effect prior to January 1, 1997, or, in the alternative, such Participant may elect to defer distribution, in which event benefits will be paid in accordance with the remaining provisions of the Plan.

            (d) Distributions will be made in accordance with the regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Treas. Reg. Section 1.401(a)(9)-2.

            (e) With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Code Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

                                   SECTION 12
                 SPECIAL PROVISIONS IN RELATION TO COMPANY STOCK

      12.1 To the extent necessary to comply with federal or state securities laws, each share certificate for Company Stock distributed pursuant to the Plan shall be clearly marked "RESTRICTED' on its face and, to the extent appropriate at that time, shall bear on its reverse side legends to the following effect:

            (a) That the securities evidenced by the certificate were issued and distributed without registration under the federal Securities Act of 1933 (the "1933 Act") or under the applicable laws of any state (collectively referred to as the "State Acts"), in reliance upon certain exemptive provisions of the 1933 Act or any applicable State Acts;

            (b) That the securities cannot be sold or transferred unless, in the opinion of counsel reasonably acceptable to the Primary Sponsor, the sale or transfer would be:

                  (1) pursuant to an effective registration statement under the
            1933 Act or pursuant to an exemption from registration; and

                  (2) a transaction that is exempt under any applicable State
            Acts or pursuant to an effective registration statement under or in a transaction which is in compliance with the State Acts.

            (c) That the securities evidenced by the certificate were issued and distributed in accordance with the provisions of the Plan and Trust, are subject to the provisions thereof, and may not be sold or transferred except in compliance with those provisions.

      12.2 If necessary to comply with the 1933 Act or any applicable State Acts, shares of Company Stock distributable under the Plan must be acquired for investment and not with a view to the public distribution thereof. In furtherance thereof, as a condition of receiving Company Stock under the Plan, the distributee may be required to execute an investment letter and any other documents that in the opinion of counsel reasonably acceptable to the Primary Sponsor, as issuer, are necessary to comply with the 1933 Act or any applicable State Acts or any other applicable laws regulating the issuance or transfer of securities.

      12.3 Put and First Refusal Rights for ESOP and Former ESOP Accounts

            (a) Each share of Company Stock distributed from an ESOP Account or Former ESOP Account shall be subject to Put and First Refusal Rights. The Put Rights grant to the distributee (or his heirs or legatees) the right to require the Primary Sponsor or its designee to purchase any shares of Company Stock which have been distributed from the ESOP Account or Former ESOP Account provided that the Company Stock is not Publicly Traded at the time (the "Put"). The Put shall be exercisable by giving written notice to the Primary Sponsor for a period of sixty (60) days following the date of distribution, and if the Put is not exercised within that 60-day period, for an additional period of 60 days, which begins on the later of (1) the first day of the Plan Year following the Plan Year of distribution; or (2) the day following the expiration of the initial 60-day period. The number of days between the tenth (10th) day and the date on which notice is actually given, if later, must be added to the duration of the Put. The period during which the Put is exercisable does not include the time when a distributee (or his heirs or legatees) is unable to exercise it because the Primary Sponsor is prohibited from honoring it by applicable federal or state law. Payment under the Put may not be restricted by the provisions of any loan or any other arrangement, including the terms of the Primary Sponsor's articles of incorporation, unless required by applicable state law.

            (b) The terms of the Put exercised pursuant to this Section shall provide that:

                  (1) In the event that a Participant has received a lump sum distribution of his ESOP Account or Former ESOP Account in the form of Company Stock in accordance with Section 8, the amount to be paid by the Plan Sponsor for the Company Stock under the Put shall be paid in substantially equal yearly payments beginning not less than thirty (30) days after the exercise of the Put and over five (5) years; provided that the Plan Sponsor may prepay such obligation without penalty at any time. The Plan Sponsor shall secure the payments under the Put with the Company Stock so purchased and the unpaid balance of such payments shall be credited with interest at the prime rate of interest as reported in the Wall Street Journal.

                  (2) In the event that a Participant has received an
            installment distribution of his ESOP Account or Former ESOP Account in the form of Company Stock in accordance with Section 8 prior to the effective date of Section 8.6(b), the amount to be paid by the Plan Sponsor for the Company Stock under the Put shall be paid out less than thirty (30) days after the exercise of the Put.

            (c) The First Refusal Rights provide that prior to any sale from the ESOP Account or Former ESOP Account of Company Stock which is not Publicly Traded at that time, the distributee (or his heirs or legatees) must first offer the Company Stock which he wishes to sell to the Primary Sponsor or its designee at the greater of (1) the

      Fair Market Value of the Company Stock; or (2) the same purchase price and on the same terms as a bona fide offer made by a third party within the preceding fourteen (14) days to whom the distributee (or his heirs or legatees) desires to sell the Company Stock, and that if the Primary Sponsor or its designee is not willing to purchase the Company Stock within fourteen (14) days after receipt by the Primary Sponsor of written notification by the distributee of the purchase price and payment terms, then the distributee (or his heirs or legatees) may proceed to sell the Company Stock to the third party in accordance with the offer within twenty-eight (28) days after receipt by the Primary Sponsor of the written notification. In no event may the Company Stock be sold or transferred for value, nor shall the Primary Sponsor recognize any purchaser or transferee as the owner of the Company Stock, unless the terms of the First Refusal Rights, as specified above, have been followed.

            (d) The provisions of this Section 12.3 shall continue to be applicable to shares of Company Stock acquired hereunder in the Former ESOP Account, even though this portion of the Plan is not an employee stock ownership plan, as defined under Code Section 4975(e)(7).

            (e) Each share of Company Stock distributed from the ESOP Account or Former ESOP Account under this Plan may contain legends indicating the rights contained in this Section 12.3 of the Plan.

      12.4 Pass Through of Voting Rights to Company Stock Funds.

            (a) Except as provided in this Section, the Trustee shall vote shares of Company Stock held in the Fund. As to any corporate matter which involves the voting of shares of Company Stock with respect to the approval or disapproval of any merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets or any similar transaction as provided in regulations issued by the Secretary of the Treasury or, if Company Stock is required to be registered under Section 12 of the Securities Exchange Act of 1934, or would be required to be so registered except for the exemption from registration provided in Subsection (g)(2)(H) of that Section 12, the Trustee shall vote shares of Company Stock as follows:

                  (1) Whole shares of Company Stock held in Company Stock funds on behalf of a Participant for which it has received instructions from the Participant shall be voted in accordance with those instructions. In the absence of voting instructions by the Participant, whole shares of Company Stock held in Company Stock funds for such Participant shall be voted by the Trustee unless the fiduciary requirements of ERISA require otherwise.

                  (2) The combined fractional shares and fractional rights to shares of Company Stock held in Company Stock funds shall be voted to the extent possible in the same proportion as whole shares of Company Stock held in such funds are directed to be voted by Participants unless the fiduciary requirements of ERISA require otherwise.

                  (3) The Primary Sponsor shall furnish the Trustee,
            Participants, and Beneficiaries with notices and information statements when voting or other rights as to Company Stock are to be exercised.

            (b) All decisions affecting Company Stock held under the Fund which do not involve voting of such Company Stock, including, without limitation, decisions to reject or consent to tender or exchange offers and similar decisions, shall be determined by the Trustee in the same manner as voting decisions as described in Subparagraph (a) above.

                                   SECTION 13
                           ADMINISTRATION OF THE PLAN

      13.1 Trust Agreement. The Primary Sponsor shall establish a Trust with the Trustee designated by the Board of Directors for the management of the Fund, which Trust shall form a part of the Plan and is incorporated herein by reference.

      13.2 Operation of the Plan Administrator. The Primary Sponsor shall appoint a Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing one or more persons who may act on behalf of the Plan Administrator. If more than one person is so designated with respect to the same administrative function, a majority of such persons shall constitute a quorum for the transaction of business and shall have the full power to act on behalf of the Plan Administrator. The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice of resignation to the Trustee and the Primary Sponsor. Upon removal or resignation of the plan Administrator, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor.

      13.3 Fiduciary Responsibility.

            (a) The Plan Administrator, as a Named Fiduciary, may allocate its fiduciary responsibilities among Fiduciaries other than the Trustee, designated in writing by the Plan Administrator and may designate in writing persons other than the Trustee to carry out its fiduciary responsibilities under the Plan. The Plan Administrator may remove any person designated to carry out its fiduciary responsibilities under the Plan by notice in writing to such person.

            (b) The Plan Administrator and each other Fiduciary may employ persons to perform services and to render advice with regard to any of the Fiduciary's responsibilities under the Plan. Charges for all such services performed and advice rendered may be paid by the Fund to the extent permitted by ERISA.

            (c) Each Plan Sponsor shall indemnify and hold harmless each person constituting the Plan Administrator or the Investment Committee, except those individuals who are not a Plan Sponsor or an employee of a Plan Sponsor, if any, from and against any and all claims, losses, costs, expenses (including, without limitation, attorney's fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by such person of his duties in such capacity, other than such of the foregoing arising from, on account of or in connection with the willful neglect or willful misconduct of such person.

      13.4 Duties of the Plan Administrator.

            (a) The Plan Administrator shall advise the Trustee with respect to all payments under the terms of the Plan and shall direct the Trustee in writing to make such payments from the Fund; provided, however, in no event shall the Trustee be required to make such payments if the Trustee has actual knowledge that such payments are contrary to the terms of the Plan and the Trust.

            (b) The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan and the Trust, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Participant or Beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all Employees, Participants, Beneficiaries and Fiduciaries, subject to the provisions of the Plan and the Trust and subject to applicable law.

            (c) The Plan Administrator shall furnish Participants and Beneficiaries with all disclosures now or hereafter required by ERISA or the Code. The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan and the Trust.

            (d) The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or the Trust or under applicable law.

      13.5 Investment Manager. The Primary Sponsor may, by action in writing certified by notice to the Trustee, appoint an Investment Manager. Any Investment Manager may be removed in the same manner in which appointed, and in the event of any removal, the Investment Manager shall, as soon as possible, but in no event more than thirty (30) days after notice of removal, turn over all assets managed by it to the Trustee or to any successor Investment Manager appointed, and shall make a full accounting to the Primary Sponsor with respect to all assets managed by it since its appointment as an Investment Manager.

      13.6 Investment Committee. The Primary Sponsor may, by action in writing certified by notice to the Trustee, appoint an Investment Committee. The Primary Sponsor shall have the right to remove any person on the Investment Committee at any time by notice in writing to such person. A person on the Investment Committee may resign at any time by written notice of resignation to the Primary Sponsor. Upon such removal or resignation, or in the event of the death of a person on the Investment Committee, the Primary Sponsor may appoint a successor. Until a successor has been appointed, the remaining persons on the Investment Committee may continue to act as the Investment Committee.

      13.7 Action by a Plan Sponsor. Any action to be taken by a Plan Sponsor shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the board of directors or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend, modify or terminate the Plan or the Trust or to determine the basis of any Plan Sponsor contributions.

                                   SECTION 14
                             CLAIM REVIEW PROCEDURE

      14.1 If a Participant or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall the extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision.

      14.2 If the claimant is denied a claim for benefits, the Plan Administrator shall provide, within the time frame set forth in Plan Section 13.1, written notice of the denial which shall set forth:

            (a) the specific reasons for the denial;

            (b) specific references to the pertinent provisions of the Plan on which the denial is based;

            (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary; and

            (d) an explanation of the Plan's claim review procedure.

      14.3 After receiving written notice of the denial of a claim or that a domestic relations order is a qualified domestic relations order, a claimant or his representative may:

            (a) request a full and fair review of the denial or determination that a domestic relations order is a qualified domestic relations order by written application to the Plan Administrator;

            (b) review pertinent documents; and

            (c) submit issues and comments in writing to the Plan Administrator.

      14.4 If the claimant wishes a review of the decision denying his claim to benefits under the Plan or if a claimant wishes to appeal a decision that a domestic relations order is a qualified domestic relations order, the claimant must deliver the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial or notice that the domestic relations order is a qualified domestic relations order. Delivery shall be considered effected only upon actual receipt by the Plan Administrator.

      14.5 Upon receiving the written application for review, the Plan Administrator may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator received the written application for review.

      14.6 At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of the scheduled hearing. The claimant or his representative may request that the hearing be rescheduled for his convenience on another reasonable date or at another reasonable time or place.

      14.7 All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

      14.8 No later than sixty (60) days following the receipt of the written application for review, the Plan Administrator shall submit its decision on the review in writing to the claimant involved and to his representative, if any; provided, however, a decision on the written application for review may be extended, in the event special circumstances such as the need to hold a hearing require an extension of time, to a day no later than one hundred twenty (120) days after the date of receipt of the written application for review. The decision shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

                                   SECTION 15
                 INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

      15.1 No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law. Notwithstanding the above, this Section shall not apply to a "qualified domestic relations order" (as defined in Code Section 414(p)), and benefits may be paid pursuant to the provisions of such an order. The Plan Administrator shall develop procedures (in accordance with applicable federal regulations) to determine whether a domestic relations order is qualified, and, if so, the method and the procedures for complying therewith. In addition, a distribution to an "alternate payee" (as defined in Code Section 414(p)) shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not yet separated from service and has not yet reached the "earliest retirement age" (as defined in Code Section 414(p)).

      15.2 Notwithstanding any other provision of the Plan, the benefit of a Participant shall be subject to legal process and may be assigned, alienated or attached pursuant to a court judgment or settlement provided:

            (a) such Participant is ordered or required to pay the Plan in accordance with the following:

                  (1) a judgment or conviction for a crime involving the Plan;

                  (2) a civil judgment entered by a court in an action brought in connection with a violation of part 4 of subtitle B of Title I of ERISA; or

                  (3) a settlement agreement between such Participant and the
            Secretary of Labor, in connection with a violation (or alleged violation) of part 4 of subtitle B of Title I of ERISA by a fiduciary or any other person; and

            (b) the judgment, order, decree, or settlement agreement shall expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against such Participant's benefits under the Plan.

      15.3 If any person who shall be entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit under the Plan, then the payment of any such benefit in the event a Participant or Beneficiary is entitled to payment shall, in the discretion of the Plan Administrator, cease and terminate and in that event the Trustee shall hold or apply the same for the benefit of such person, his spouse, children, other dependents or any of them in such manner and in such proportion as the Plan Administrator shall determine.

      15.4 Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

      15.5 If the Plan Administrator cannot ascertain the whereabouts of any Participant to whom a payment is due under the Plan, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the Participant be cancelled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with Plan Sections 3.4 except that, in the event the Participant later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the forfeited amount shall be restored either from Trust income or by a special contribution by the Plan Sponsor to the Plan, as determined by the Plan Administrator, in an amount equal to the payment to be paid to the Participants.

                                   SECTION 16
                          PROHIBITION AGAINST DIVERSION

      At no time shall any part of the Fund be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, subject, however, to the payment of all taxes and administrative expenses and subject to the provisions of the Plan with respect to returns of contributions. Expenses incurred in the administration of the Plan shall be paid from the Trust, to the extent permitted by ERISA, unless such expenses are paid by the Plan Sponsor; provided, further, that the Plan Sponsor may be reimbursed by the Fund, to the extent permitted by ERISA, for Plan expenses originally paid by the Plan Sponsor.

                                   SECTION 17
                              LIMITATION OF RIGHTS

      Participation in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan and the Trust by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.

                                   SECTION 18
                       AMENDMENT TO OR TERMINATION OF THE
                               PLAN AND THE TRUST

      18.1 The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan or the Trust in whole or in part; provided, however, that the Primary Sponsor shall have no power to modify or amend the Plan in such manner as would cause or permit any portion of the funds held under a Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of a fund held under the Plan to become the property of a Plan Sponsor; and provided further, that the duties or liabilities of the Trustee shall not be increased without its written consent. No such modifications or amendments shall have the effect of retroactively changing or depriving

Participants or Beneficiaries of rights already accrued under the Plan. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan or the Trust. Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan and Trust pursuant to the Plan.

      18.2 Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan and Trust by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor and the Trustee unless such termination would result in the disqualification of the Plan or the Trust or would adversely affect the exempt status of the Plan or the Trust as to any other Plan Sponsor. If contributions by or on behalf of a Plan Sponsor are completely terminated, the Plan and Trust shall be deemed terminated as to such Plan Sponsor. Any termination by a Plan Sponsor, shall not be a termination as to any other Plan Sponsor.

      18.3 (a) If the Plan is terminated by the Primary Sponsor or if contributions to the Trust should be permanently discontinued, it shall terminate as to all Plan Sponsors and the Fund shall be used, subject to the payment of expenses and taxes, for the benefit of Participants and Beneficiaries, and for no other purposes, and the Account of each affected Participant shall be fully vested and nonforfeitable, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.

            (b) In the event of the partial termination of the Plan, each affected Participant's Account shall be fully vested and nonforfeitable, notwithstanding the provisions of the Section of the Plan that sets forth the vesting schedule.

      18.4 In the event of the termination of the Plan or the Trust with respect to a Plan Sponsor, the Accounts of the Participants with respect to the Plan as adopted by such Plan Sponsor shall be distributed in lump sum payments pursuant to the instructions of the Plan Administrator; provided that the Trustee shall not be required to make any distribution until it receives a copy of an Internal Revenue Service determination letter to the effect that the termination does not affect the qualified status of the Plan or the exempt status of the Trust or, in the event that such letter is applied for and is not issued, until the Trustee is reasonably satisfied that adequate provision has been made for the payment of all taxes which may be due and owing by the Trust.

      18.5 In the case of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to, any other plan qualified under Code Section 401, the terms of the merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which the Participant would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.

      18.6 Notwithstanding any other provision of the Plan, an amendment to the Plan -

            (a) which eliminates or reduces an early retirement benefit, if any, or which eliminates or reduces a retirement-type subsidy (as defined in regulations issued by the Department of the Treasury), if any, or

            (b) which eliminates an optional form of benefit

shall not be effective with respect to benefits attributable to service before the amendment is adopted, except as outlined in Section 9.6 above or as effected in compliance with Regulations issued by the Secretary of the Treasury. In the case of a retirement-type subsidy described in Subsection (a) above, this Section shall be applicable only to a Participant who satisfies, either before or after the amendment, the preamendment conditions for the subsidy.

                                   SECTION 19
               ADOPTION OF PLAN BY AFFILIATES AND OTHER COMPANIES

      Any corporation or other business entity related to the Primary Sponsor by function or operation and any Affiliate, if the corporation, business entity or Affiliate is authorized to do so by written direction adopted by the Board of Directors, may adopt the Plan and the related Trust by action of the board of directors or other appropriate governing body of such corporation, business entity or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption and by the execution of the Trust by the adopting corporation, or business entity or Affiliate. The resolution shall state and define the effective date of the adoption of the Plan by the Plan Sponsor and, for the purpose of Code Section 415, the "limitation year" as to such Plan Sponsor. Notwithstanding the foregoing, however, if the Plan and Trust as adopted by an Affiliate or other corporation or business entity under the foregoing provisions shall fail to receive the initial approval of the Internal Revenue Service as a qualified Plan and Trust under Code Sections 401(a) and 501(a), any contributions by the Affiliate or other corporation or business entity after payment of all expenses will be returned to such Plan Sponsor free of any trust, and the Plan and Trust shall terminate, as to the adopting Affiliate or other corporation or business entity.

                                   SECTION 20
                    QUALIFICATION AND RETURN OF CONTRIBUTIONS

      20.1 If the Plan and the related Trust fail to receive the initial approval of the Internal Revenue Service as a qualified plan and trust within one (1) year after the date of denial of qualification (a) the contribution of a Plan Sponsor after payment of all expenses will be returned to a Plan Sponsor free of the Plan and Trust, (b) contributions made by a Participant shall be returned to the Participant who made the contributions, and (c) the Plan and Trust shall thereupon terminate.

      20.2 All Plan Sponsor contributions to the Plan are contingent upon deductibility. To the extent permitted by the Code and other applicable laws and regulations thereunder, upon a

Plan Sponsor's request, a contribution which was made by reason of a mistake of fact or which was nondeductible under Code Section 404, shall be returned to a Plan Sponsor within one (1) year after the payment of the contribution, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

      20.3 In the event of a contribution which was made by reason of a mistake of fact or which was nondeductible, the amount to be returned to the Plan Sponsor shall be the excess of the contribution above the amount that would have been contributed had the mistake of fact or the mistake in determining the deduction not occurred, less any net loss attributable to the excess. Any net income attributable to the excess shall not be returned to the Plan Sponsor. No return of any portion of the excess shall be made to the Plan Sponsor if the return would cause the balance in a Participant's Account to be less than the balance would have been had the mistaken contribution not been made.

                                   SECTION 21
                  SECTION 16 OF SECURITIES EXCHANGE ACT OF 1934

      Notwithstanding any other provision of this Plan, the provisions of this Plan set forth the formula or formulas that determine the amount, price or timing of awards to persons subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the "Act") and any other provisions of the Plan of the type referred to in Section 16b-3(c)(2)(ii) of the Act shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder. Further, to the extent required, the persons described in the preceding sentence shall be subject to such withdrawal, investment and other restrictions necessary to satisfy Rule 16b-3 under the Act. This Section 20 is intended to comply with Rule 16b-3 under the Act and shall be effective only to the extent required by such rule and shall be interpreted and administered in accordance with such rule.

                                   SECTION 22
                      INCORPORATION OF SPECIAL LIMITATIONS

      Appendices A, B, and C to the Plan, attached hereto, are incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary contained herein.

      WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the date first above written.

                                       By: _____________________________________

                                       Title: __________________________________

ATTEST:

_____________________________________

Title: ______________________________

                                   APPENDIX A
                            LIMITATION ON ALLOCATIONS

                                    SECTION 1

      The "annual addition" for any Participant for any one limitation year may not exceed the lesser of:

            (a) $30,000 ($35,000 for the Plan Year beginning in 2001), as adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury; or

            (b) 25% of the Participant's Annual Compensation.

                                    SECTION 2

      For the purposes of this Appendix A, the term "annual addition" for any Participant means for any limitation year, the sum of certain Plan Sponsor, Affiliate, and Participant contributions, forfeitures, and other amounts as determined in Code Section 415(c)(2) in effect for that limitation year.

                                    SECTION 3

      Effective until December 31, 1999, in the event that a Plan Sponsor or an Affiliate maintains a defined benefit plan under which a Participant also participates, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any limitation year for any Participant may not exceed 1.0.

      (a) The defined benefit plan fraction for any limitation year is a fraction;

                  (1) the numerator of which is the projected annual benefit of the Participant under the defined benefit plan (determined as of the close of such year); and

                  (2) the denominator of which is the lesser of:

                        (A) the product of 1.25, multiplied by the maximum
                  annual benefit allowable under Code Section 415(b)(1)(A), or

                        (B) the product of

                              (i) 1.4, multiplied by

                              (ii) the maximum amount which may be taken into
                        account under Section 415(b)(1)(B) of the Code with respect to the Participant under the defined benefit plan for the limitation year (determined as of the close of the limitation year).

            (b) The defined contribution plan fraction for any limitation year is a fraction:

                  (1) the numerator of which is the sum of a Participant's
            annual additions as of the close of the year; and

                  (2) the denominator of which is the sum of the lesser of the following amounts, determined for the year and for all prior limitation years during which the Participant was employed by a Plan Sponsor or an Affiliate:

                        (A) the product of 1.25, multiplied by the dollar
                  limitation in effect under Code Section 415(c)(1)(A) for the limitation year (determined without regard to Section 415(c)(6) of the Code); or

                        (B) the product of:

                              (i) 1.4, multiplied by

                              (ii) the amount which may be taken into account
                        under Code Section 415(c)(1)(B) (or Code Section 415(c)(7), if applicable) with respect to the Participant for the limitation year.

                                    SECTION 4

            For purposes of this Appendix A, the term "limitation year" shall mean a Plan Year unless a Plan Sponsor elects, by adoption of a written resolution, to use any other twelve month period adopted in accordance with regulations issued by the Secretary of the Treasury.

                                    SECTION 5

            For purposes of applying the limitations of this Appendix A, all defined contribution plans maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined contribution plan, and all defined benefit plans now or previously maintained or deemed to be maintained by the Plan Sponsor shall be treated as one defined benefit plan. In the event any of the actions to be taken pursuant to Section 6 of this Appendix A or pursuant to any language of similar import in another defined contribution plan are required to be taken as a result of the annual additions of a Participant exceeding the limitations set forth in Section 1 of this Appendix A, because of the Participant's participation in more than one defined contribution plan, the actions shall be taken first with regard to this Plan.

                                    SECTION 6

      In the event that as a result of the allocation of forfeitures to the Account of a Participant, a reasonable error in estimating the Participant's Annual Compensation or other similar circumstances, the annual addition allocated to the Account of a Participant exceeds the limitations set forth in
Section 1 of this Appendix A or in the event that the aggregate contributions made on behalf of a Participant under both a defined benefit plan and a defined contribution plan, subject to the reduction of allocations in other defined contribution plans required by Section 5 of this Appendix A, cause the aggregate limitation fraction set forth in Section 3 of this Appendix A to be exceeded, the Plan Administrator shall, in writing, direct the Trustee to take such of the following actions as the Plan Administrator shall deem appropriate, specifying in each case the amount or amounts of contributions involved:

            (a) A Participant's annual addition shall be reduced by distributing to the Participant After-Tax Contributions made by the Participant which cause the annual addition to exceed such limitations;

            (b) If further reduction is necessary, contributions made by the Plan Sponsor on behalf of the Participant pursuant to Plan Section 3.1 with respect to which no contribution is made under Plan Section 3.2 shall be reduced in the amount of the remaining excess and distributed to the Participant;

            (c) If further reduction is necessary, contributions made by the Plan Sponsor on behalf of the Participant pursuant to Plan Section 3.1 and contributions of the Plan Sponsor thereon pursuant to Plan Section 3.2 shall be reduced in the amount of the remaining excess. The amount of the reduction under Plan Section 3.1 shall be distributed to the Participant. The amount of the reduction under Plan Section 3.2 shall be reallocated to the Matching Accounts of Participants who are not affected by the limitation in the same proportion as the contribution of the Plan Sponsor for the year is allocated under Plan Section 4.1 to the Accounts of such Participants;

            (d) If further reduction is necessary, forfeitures allocated to the Participant's Account shall be reduced by the amount of the remaining excess. The amount of the reduction shall be reallocated to the Accounts of Participants who are not affected by the limitations in the same proportions as the contributions of the Plan Sponsor for the Plan Year are allocated to the Accounts of such Participants; and

            (e) If the contribution of the Plan Sponsor and forfeitures would cause the annual addition to exceed the limitations set forth herein with respect to all Participants under the Plan, the portion of such contribution in excess of the limitations shall be segregated in a suspense account. While the suspense account is maintained, (1) no Plan Sponsor contributions under the Plan shall be made which would be precluded by this Appendix A, (2) income, gains and loses of the Fund shall not be allocated to such suspense account and (3) amounts in the suspense account shall be allocated in subsequent limitation years as Plan Sponsor contributions and forfeitures under the Plan as of each Valuation Date on which Plan Sponsor contributions may be allocated for each such limitation year until the suspense account is exhausted. In the event of the termination of the Plan, the amounts in the suspense account shall be returned to the Plan Sponsor to the extent that such amounts may not then be allocated to Participants' Accounts.

                                   APPENDIX B
                              TOP-HEAVY PROVISIONS

                                    SECTION 1

      As used in this Appendix B, the following words shall have the following meanings:

            (a) "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, means the last day of the first Plan Year.

            (b) "Key Employee" means an Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date or, for Plan Years beginning before January 1, 2002, any of the four (4) preceding Plan
      Years:

                  (1) Was at any time an officer of the Plan Sponsor or of any
            Affiliate whose Annual Compensation was greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for the calendar year in which the Plan Year ends, where the term "officer" means an administrative executive in regular and continual service to the Plan Sponsor or Affiliate. In no event, however, shall the number of officers exceed the lesser of Clause (A) or (B) of this Subparagraph (1), where:

                        (A) equals fifty (50) Employees; and

                        (B) equals the greater of (I) three (3) Employees or
                  (II) ten percent (10%) of the number of Employees during the Plan Year, with any non-integer being increased to the next integer.

                  If for any year no officer of the Plan Sponsor meets the
            requirements of this Subparagraph (b), the highest paid officer of the Plan Sponsor for the Plan Year shall be considered an officer for purposes of this Subparagraph (b)(1);

                  (2) Was one of the ten (10) Employees owning both (A) more than one-half percent (1/2%) of the outstanding stock of the Plan Sponsor or an Affiliate, more than one-half percent (1/2%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, or more than one-half percent (1/2%) of the capital or profits interest in the Plan Sponsor or an Affiliate, and (B) the largest percentage ownership interests in the Plan Sponsor or any of its Affiliates, and whose Annual Compensation is equal to or greater than the amount in effect under Section l(a) of Appendix A to the Plan for the calendar year in which the Determination Date falls; or

                  (3) Was an owner of more than five percent (5%) of the
            outstanding stock of the Plan Sponsor or an Affiliate or more than five percent (5%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate; or

                  (4) Was an owner of more than one percent (1%) of the
            outstanding stock of the Plan Sponsor or an Affiliate or more than one percent (1%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, and who in such Plan Year had Annual Compensation from the Plan Sponsor and all of its Affiliates of more than $150,000.

      Employees other than Key Employees are sometimes referred to in this Appendix B, as "non-key employees."

            (c) "Required Aggregation Group" means:

                  (1) each plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) in which a Key Employee is a participant, and

                  (2) each other plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) and which enables any plan described in Subsection (a) of this Section to meet the requirements of Section 401(a)(4) or 410 of the Code.

            (d) (1) "Top-Heavy" means:

                        (A) if the Plan is not included in a Required
                  Aggregation Group, the Plan's condition in a Plan Year for which, as of the Determination Date:

                              (i) the present value of the cumulative Accounts
                        under the Plan for all Key Employees exceeds sixty percent (60%) of the present value of the cumulative Accounts under the Plan for all Participants; and

                              (ii) the Plan, when included in every potential
                        combination, if any, with any or all of:

                                    (I) any Required Aggregation Group, and

                                   (II) any plan of the Plan Sponsor which is
                              not part of any Required Aggregation Group and which qualifies under Code Section 401 (a)

                        is part of a Top-Heavy Group (as defined in Paragraph
                        (2) of this Subsection); and

                        (B) if the Plan is included in a Required Aggregation
                  Group, the Plan's condition in a Plan Year for which, as of the Determination Date:

                              (i) the Required Aggregation Group is a Top-Heavy
                        Group (as defined in Paragraph (2) of this Subsection); and

                              (ii) the Required Aggregation Group, when included
                        in every potential combination, if any, with any or all of the plans of the Plan Sponsor and its Affiliates which are not part of the Required Aggregation Group and which qualify under Code Section 401(a), is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection).

                        (C) For purposes of Subparagraphs (A)(ii) and (B)(ii) of
                  this Paragraph (1), any combination of plans must satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                  (2) A group shall be deemed to be a Top-Heavy Group if:

                        (A) the sum, as of the Determination Date, of the
                  present value of the cumulative accrued benefits for all Key Employees under all plans included in such group exceeds

                        (B) sixty percent (60%) of a similar sum determined for
                  all participants in such plans.

                  (3) (A) For purposes of this Section, the present value of the accrued benefit for any participant in a defined contribution plan as of any Determination Date or last day of a plan year shall be the sum of:

                              (i) as to any defined contribution plan other than
                        a simplified employee pension, the account balance as of the most recent valuation date occurring within the plan year ending on the Determination Date or last day of a plan year, and

                              (ii) as to any simplified employee pension, the
                        aggregate employer contributions, and

                              (iii) an adjustment for contributions due as of
                        the Determination Date or last day of a plan year.

                  In the case of a plan that is not subject to the minimum funding requirements of Code Section 412, the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date or last day of the plan year to the extent not included under Clause (i) or (ii) of this Subparagraph (A); provided, however, that in the first plan year of the plan, the adjustment in Clause
                  (iii) of this Subparagraph (A) shall also reflect the amount of any contributions made thereafter that are allocated as of a date in such first plan year. In the case of a plan that is subject to the minimum funding requirements, the account balance in Clause (i) and the aggregate contributions in Clause (ii) of this Subparagraph (A) shall include contributions that would be allocated as of a date not later than the Determination Date or last day of a plan year, even though those amounts are not yet required to be contributed, and the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Code Section 412(c)(10) to the extent not included under Clause (i) or (ii) of this Subparagraph (A).

                        (B) For purposes of this Subsection, the present value
                  of the accrued benefit for any participant in a defined benefit plan as of any Determination Date or last day of a plan year must be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date or last day of a plan year as if such participant terminated as of such valuation date; provided, however, that in the first plan year of a plan, the present value of the accrued benefit for a current participant must be determined either (i) as if the participant terminated service as of the Determination Date or last day of a plan year or
                  (ii) as if the participant terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date or last day of a plan year. For purposes of this Subparagraph (B), the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. The actuarial assumptions utilized in calculating the present value of the accrued benefit for any participant in a defined benefit plan for purposes of this Subparagraph (B) shall be established by the Plan Administrator after consultation with the actuary for the plan, and shall be reasonable in the aggregate and shall comport with the requirements set forth by the Internal Revenue Service in Q&A T-26 and T-27 of Regulation Section 1.416-1.

                        (C) For purposes of determining the present value of the
                  cumulative accrued benefit under a plan for any participant in accordance with this Subsection, the present value shall be increased by the aggregate distributions made with respect to the participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan, during the 5-year period ending on the Determination

                  Date or last day of the plan year that falls within the calendar year in which the Determination Date falls.

                        (D) For purposes of this Paragraph (3), participant
                  contributions which are deductible as "qualified retirement contributions" within the meaning of Code Section 219 or any successor, as adjusted to reflect income, gains, losses, and other credits or charges attributable thereto, shall not be considered to be part of the accrued benefits under any plan.

                        (E) For purposes of this Paragraph (3), if any employee
                  is not a Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such employee shall not be taken into account.

                        (F) For purposes of this Paragraph (3), if any employee
                  has not performed any service for any Plan Sponsor or Affiliate maintaining the plan during the five-year period ending on the Determination Date, any accrued benefit for that employee shall not be taken into account.

                        (G) (i) In the case of an "unrelated rollover" (as defined below) between plans which qualify under Code
                        Section 401(a), (a) the plan providing the distribution shall count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall not consider the distribution part of the accrued benefit under this Section; and

                            (ii) in the case of a "related rollover" (as defined
                        below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall not count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall consider the distribution part of the accrued benefit under this Section.

                        For purposes of this Subparagraph (G), an "unrelated rollover" is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is both initiated by the participant and made from a plan maintained by one employer to a plan maintained by another employer where the employers are not Affiliates. For purposes of this Subparagraph (G), a "related rollover" is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is either not initiated by the participant or made to a plan maintained by the employer or an Affiliate.

                                    SECTION 2

            (a) Notwithstanding anything contained in the Plan to the contrary, except as otherwise provided in Subsection (b) of this Section, in any Plan Year during which the Plan is Top-Heavy, allocations of Plan Sponsor contributions and forfeitures for the Plan Year for the Account of each Participant who is not a Key Employee and who has not separated from service with the Plan Sponsor prior to the end of the Plan Year shall not be less than three percent (3%) of the Participant's Annual Compensation. For purposes of this Subsection, an allocation to a Participant's Account resulting from any Plan Sponsor contribution attributable to a salary reduction or similar arrangement shall not be taken into account.

            (b) (1) The percentage referred to in Subsection (a) of this Section for any Plan Year shall not exceed the percentage at which allocations are made or required to be made under the Plan for the Plan Year for the Key Employee for whom the percentage is highest for the Plan Year. For purposes of this Paragraph, an allocation to the Account of a Key Employee resulting from any Plan Sponsor contribution attributable to a salary reduction or similar agreement shall be taken into account.

                  (2) For purposes of this Subsection (b), all defined
            contribution plans that are members of a Required Aggregation Group shall be treated as part of the Plan.

                  (3) This Subsection (b) shall not apply to any plan that is a member of a Required Aggregation Group if the plan enables a defined benefit plan that is a member of the Required Aggregation Group to meet the requirements of Code Section 401(a)(4) or 410.

                  (4) If the Plan Sponsor maintains a defined benefit plan which is qualified under Code Section 401(a) and which would be Top-Heavy within the meaning of the Plan for its plan year ending within or coincident with the Plan Year, no allocation shall be made pursuant to Subsection (a) of this Section on behalf of any Participant who participates in the defined benefit plan and acquires a year of service within the meaning of paragraphs (4), (5) and (6) of Code
            Section 411(a) under the defined benefit plan for the plan year, if the defined benefit plan provides generally that the accrued benefit of the Participant when expressed as an annual retirement benefit shall not, when expressed as a percentage of the Participant's Annual Compensation, be less than the lesser of (A) 2 percent multiplied by the number of such years of service in plan years during which such plan was Top-Heavy, or (B) 20 percent.

                                    SECTION 3

      Effective until December 31, 1999, in any limitation year (as defined in Section 4 of Appendix A to the Plan) which contains any portion of a Plan Year in which the Plan is Top-Heavy, the number "1.0" shall be substituted for the number "1.25" in Section 3 of Appendix A to the Plan.

                                    SECTION 4

      Notwithstanding anything contained in the Plan to the contrary, in any Plan Year during which the Plan is Top-Heavy, a Participant's interest in his Account shall not vest at any rate which is slower than the following schedule, effective as of the first day of that Plan Year:

 Full Years of   Percentage
Vesting Service    Vested
---------------  ----------
  Less than 2         0%
       2             20%
       3             40%
       4             60%
       5             80%
   6 or more        100%

The Schedule set forth above in this Section 4 shall be inapplicable to a Participant who has failed to perform an Hour of Service after the Determination Date on which the Plan has become Top-Heavy. When the Plan ceases to be Top-Heavy, the Schedule set forth above in this Section 4 shall cease to apply; provided however, that the provisions of the Plan Section dealing with changes in the vesting schedule shall apply.

                                   APPENDIX C
                         SPECIAL NONDISCRIMINATION RULES

                                    SECTION 1

      As used in this Appendix, the following words shall have the following meanings:

            (a) "Eligible Participant" means a Participant who is an Employee during any particular Plan Year.

            (b) "Highly Compensated Eligible Participant" means any Eligible Participant who is a Highly Compensated Employee.

            (c) "Matching Contribution" means any contribution made by a Plan Sponsor to a Matching Account and any other contribution made to a plan by a Plan Sponsor or an Affiliate on behalf of an Employee on account of a contribution made by an Employee or on account of an Elective Deferral.

            (d) "Qualified Matching Contributions" means Matching Contributions which are immediately nonforfeitable when made, and which would be nonforfeitable, regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Section 401(k)(2)(B) of the Code and the regulations thereunder.

            (e) "Qualified Nonelective Contributions" means contributions of the Plan Sponsor or an Affiliate, other than Matching Contributions or Elective Deferrals, which are nonforfeitable when made, and which would be nonforfeitable regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Code Section 401(k)(2)(B) and the regulations thereunder.

                                    SECTION 2

      In addition to any other limitations set forth in the Plan, for each Plan Year one of the following tests must be satisfied:

            (a) the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the preceding Plan Year multiplied by 1.25; or

            (b) the excess of the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year over that of all other Eligible Participants for the preceding Plan Year must not be more than two (2) percentage points, and the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the preceding Plan Year multiplied by two (2).

The "actual deferral percentage" for the Highly Compensated Eligible Participants and all other Eligible Participants for a Plan Year is the average in each group of the ratios, calculated separately for each Employee, of the Before-Tax Contributions contributed by the Plan Sponsor on behalf of an Employee for the Plan Year to the Annual Compensation of the Employee in the Plan Year. In addition, for purposes of calculating the "actual deferral percentage" as described above, Before-Tax Contributions of Employees who are not Highly Compensated Employees which are prohibited by Code Section 401(a)(30) shall not be taken into consideration. Except to the extent limited by Treasury Regulation section 1.401(k)-l(b)(5) and any other applicable regulations promulgated by the Secretary of the Treasury, all or part of the Qualified Matching Contributions and Qualified Nonelective Contributions made pursuant to the Plan may be treated as Before-Tax Contributions for purposes of determining the "actual deferral percentage."

                                    SECTION 3

      If the Before-Tax Contributions contributed on behalf of any Highly Compensated Eligible Participant exceeds the amount permitted under the "actual deferral percentage" test described in Section 2 of this Appendix C for any given Plan Year, then before the end of the Plan Year following the Plan Year for which the Excess Before-Tax Contribution was contributed, (a) the portion of the Excess Before-Tax Contribution for the Plan Year attributable to a Highly Compensated Participant, as adjusted to reflect income, gain, or loss attributable to it through the date the end of the Plan Year for which the test is being performed and reduced by any excess Elective Deferrals as determined pursuant to Plan Section 3.1 previously distributed to a Participant for the Participant's taxable year ending with or within the Plan Year, may be distributed to the Highly Compensated Eligible Participant or (b) to the extent provided in regulations issued by the Secretary of the Treasury, the Plan Administrator may permit the Participant to elect, within two and one-half months after the end of the Plan Year for which the Excess Before-Tax Contribution was contributed, to treat the Excess Before-Tax Contribution, unadjusted for earnings, gains, and losses, but as so reduced, as an amount distributed to the Participant and then contributed as an after-tax contribution by the Participant to the Plan ("recharacterized amounts"). The income allocable to such Excess Before-Tax Contribution shall be determined in a similar manner as described in Section 4.2 of the Plan. The Excess Before-Tax Contribution to be distributed or recharacterized shall be reduced by Before-Tax Contributions previously distributed or recharacterized for the taxable year ending in the same Plan Year, and shall also be reduced by Before-Tax Contributions previously distributed or recharacterized for the Plan Year beginning in such taxable year. For all other purposes under the Plan other than this Appendix C recharacterized amounts shall continue to be treated as Before-Tax Contributions. In the event the multiple use of limitations contained in Sections 2(b) and 5(b) of this Appendix C, pursuant to Treasury Regulations section 1.401(m)-2 as promulgated by the Secretary of the Treasury, requires a corrective distribution, such distribution shall be made pursuant to this Section 3, and not Section 6 of Appendix C. The portion of the Matching Contribution on which such Excess Before-Tax Contribution was based shall be forfeited upon the distribution or recharacterization, as the case may be, of such Excess Before-Tax Contribution.

            (a) For purposes of this Section 3, "Excess Before-Tax Contribution" means, with respect to a Plan Year, the excess of:

                  (1) the aggregate amount of Before-Tax Contributions
            contributed by a Plan Sponsor on behalf of Highly Compensated Eligible Participants for the Plan Year, over

                  (2) the maximum amount of Before-Tax Contributions permitted under Section 2 of this Appendix C for the Plan Year, which shall be determined by reducing the Before-Tax Contributions contributed on behalf of Highly Compensated Eligible Participants in order of the actual deferral percentages beginning with the highest of such percentages.

            (b) Distribution of the Excess Before-Tax Contribution for any Plan Year shall be made to Highly Compensated Eligible Participants on the basis of the dollar amount of Before-Tax Contributions attributable to each Highly Compensated Eligible Participant. The Plan Sponsor shall determine the amount of Excess Before-Tax Contributions which shall be distributed to each Highly Compensated Eligible Participant as follows.

                  (1) The Before-Tax Contributions allocated to the Highly
            Compensated Eligible Participant with the highest dollar amount of Before-Tax Contributions for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Participant's remaining Before-Tax Contributions for the Plan Year to be equal to the dollar amount of the Before-Tax Contributions allocated to the Highly Compensated Eligible Participant with the next highest dollar amount of Before-Tax Contributions for the Plan Year. This amount is then distributed to the Highly Compensated Eligible Participant with the highest dollar amount of Before-Tax Contributions, unless a smaller reduction, when added to the total dollar amount already distributed pursuant to this Paragraph (1), equals the total Excess Before-Tax Contributions.

                  (2) If the total amount distributed under Paragraph (1) of this Section 3(b) is less than the total Excess Before-Tax Contributions, the procedure in Paragraph (1) shall be successively repeated until the total dollar amount distributed is equal to the total Excess Before-Tax Contributions attributable to Highly Compensated Eligible Participants.

            If a distribution of the Excess Before-Tax Contributions attributable to the Highly Compensated Eligible Participants is made in accordance with Paragraphs (1) and (2) of this Section, the limitations in
      Section 2 of this Appendix C shall be treated as being met regardless of whether the actual deferral percentage, if recalculated after such distributions, would have satisfied the requirements of Section 2.

                                    SECTION 4

      The Plan Administrator shall have the responsibility of monitoring the Plan's compliance with the limitations of this Appendix C and shall have the power to take all steps it deems necessary or appropriate to ensure compliance, including, without limitation, restricting the amount which Highly Compensated Eligible Participants can elect to have contributed pursuant to Plan Section
3.1. Any actions taken by the Plan Administrator pursuant to this Section 4 shall be pursuant to non-discriminatory procedures consistently applied.

                                    SECTION 5

      In addition to any other limitations set forth in the Plan, Matching Contributions under the Plan and the amount of nondeductible employee contributions under the Plan, for each Plan Year must satisfy one of the following tests:

            (a) The contribution percentage for Highly Compensated Eligible Participants for the Plan Year must not exceed 125% of the contribution percentage for all other Eligible Participants for the preceding Plan Year; or

            (b) The contribution percentage for Highly Compensated Eligible Participants for the Plan Year must not exceed the lesser of (1) 200 % of the contribution percentage for all other Eligible Participants for the preceding Plan Year, and (2) the contribution percentage for all other Eligible Participants for the preceding Plan Year plus two (2) percentage points.

Notwithstanding the foregoing, for purposes of this Section 5, the terms Highly Compensated Eligible Participant and Eligible Participant shall not include any Participant who is not eligible to receive a Matching Contribution under the provisions of the Plan, other than as a result of the Participant failing to contribute to the Plan or failing to have an Elective Deferral contributed to the Plan on the Participant's behalf. Notwithstanding the foregoing, if Qualified Matching Contributions are taken into account for purposes of applying the test contained in Section 2 of this Appendix C, they shall not be taken into account under this Section 5. In applying the above tests, the Plan Administrator shall comply with any regulations promulgated by the Secretary of the Treasury which prevent or restrict the use of the test contained in Section 2(b) of this Appendix C and the test contained in Section 5(b) of this Appendix
C. The "contribution percentage" for Highly Compensated Eligible Participants and for all other Eligible Participants for a Plan Year shall be the average of the ratios, calculated separately for each Participant, of (A) to (B), where (A) is the amount of Matching Contributions under the Plan (excluding Qualified Matching Contributions which are used to apply the test set forth in Section 2 of this Appendix C or Matching Contributions which are used to satisfy the minimum required contributions to the Accounts of Eligible Participants who are not Key Employees pursuant to Section 1 of Appendix B to the Plan) and nondeductible employee contributions made under the Plan for the Eligible Participant for the Plan Year, and where (B) is the Annual Compensation of the Eligible Participant for the Plan Year. Except to the extent limited by Treasury Regulation Section 1.401(m)-l(b)(5) and any other applicable regulations promulgated by the Secretary of the Treasury, a Plan Sponsor may elect to treat Before-Tax Contributions and Qualified Nonelective Contributions as Matching Contributions for purpose of determining the "contribution percentage," provided the Before-Tax Contributions, excluding those treated as Matching Contributions, satisfy the test set forth in Section 2 of Appendix C.

                                    SECTION 6

      If either (a) the Matching Contributions and, if taken into account under
Section 5 of this Appendix C, the Before-Tax Contributions, Qualified Nonelective Contributions and/or Qualified Matching Contributions made on behalf of Highly Compensated Eligible Participants, or (b) the nondeductible employee contributions made by Highly Compensated Eligible Participants exceed the amount permitted under the "contribution percentage test" for any given Plan Year, then, before the close of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made, the amount of the Excess Aggregate Contributions attributable to the Plan for the Plan Year under either Section
(6)(a)(1) or (2), or both, as adjusted to reflect any income, gain or loss attributable to such contributions through the date the Excess Aggregate Contributions are distributed shall be distributed or, if the Excess Aggregate Contributions are forfeitable, forfeited. The income allocable to such contributions shall be determined in a similar manner as described in Section
4.2 of the Plan. As to any Highly Compensated Employee, any distribution or forfeiture of his allocable portion of the Excess Aggregate Contributions for a Plan Year shall first be attributed to any nondeductible employee contributions made by the Participant during the Plan Year for which no corresponding Plan Sponsor contribution is made and then to any remaining nondeductible employee contributions made by the Participant during the Plan Year and any Matching Contributions thereon. As between the Plan and any other plan or plans maintained by the Plan Sponsor in which Excess Aggregate Contributions for a Plan Year are held, each such plan shall distribute or forfeit a pro-rata share of each class of contribution based on the respective amounts of a class of contribution made to each plan during the Plan Year. The payment of the Excess Aggregate Contributions shall be made without regard to any other provision in the Plan. For Plan Years beginning prior to January 1, 2002, in the event the multiple use of limitations contained in Sections 2(b) and 5(b) of this Appendix C, pursuant to Treasury Regulation section 1.401(m)-2 as promulgated by the Secretary of the Treasury, requires a corrective distribution, such distribution shall be made pursuant to Section 3 of Appendix C, and not this Section 6.

      For purposes of this Section 6, with respect to any Plan Year, "Excess Aggregate Contributions" means the excess of:

            (a) the aggregate amount of the Matching Contributions and nondeductible employee contributions (and any Qualified Nonelective Contributions or Qualified Matching Contributions) and, it taken into account under Section 5 of this Appendix C, the Before-Tax Contributions actually made on behalf of Highly Compensated Eligible Participants for the Plan Year, over

            (b) the maximum amount of contributions permitted under the limitations of Section 5 of this Appendix C, determined by reducing contributions made on behalf of Highly Compensated Eligible Participants in order of their contribution percentages beginning with the highest of such percentages.

            The determination of the amount of Excess Aggregate Contributions under this Section 6 shall be made after (1) first determining the excess Elective Deferrals under Section 3.1(b) of the Plan and (2) then determining the Excess Before-Tax Contributions under Section 3 of this Appendix C.

            (c) Distribution or forfeiture of nondeductible employee contributions or Matching Contributions in the amount of the Excess Aggregate Contributions for any Plan Year shall be made with respect to Highly Compensated Eligible Participants on the basis of the dollar amount of the Excess Aggregate Contributions attributable to each Highly Compensated Eligible Participant. Forfeitures of Excess Aggregate Contributions may not be allocated to Participants whose contributions are reduced under this Section 6. The Plan Sponsor shall determine the amount of Excess Aggregate Contributions which shall be distributed to each Highly Compensated Eligible Participant as follows.

                  (1) The Matching Contributions and nondeductible contributions allocated to the Highly Compensated Eligible Participant with the highest dollar amount of such contributions for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Participant's remaining Matching Contributions and nondeductible contributions for the Plan Year to be equal to the dollar amount of such contributions allocated to the Highly Compensated Eligible Participant with the next highest dollar amount of Matching contributions and nondeductible contributions for the Plan Year. This amount is then distributed to the Highly Compensated Eligible Participant with the highest dollar amount of Matching Contributions and nondeductible contributions, unless a smaller reduction, when added to the total dollar amount already distributed pursuant to this Subsection (1), equals the total Excess Aggregate Contributions.

                  (2) If the total amount distributed under Paragraph (1) is less than the total Excess Aggregate Contributions, the procedure in Paragraph (1) shall be repeated until the total dollar amount of Matching Contributions and nondeductible contributions distributed is equal to the total Excess Aggregate Contributions attributable to Highly Compensated Eligible Participants.

            If a distribution of the total Excess Aggregate Contributions is made in accordance with Paragraphs (1) and (2) of this Section 6(c), the limitations in Section 5 of this Appendix C shall be treated as being met regardless of whether the actual contribution percentage, if recalculated after such distributions, would have satisfied the requirements of Section 5.

                                    SECTION 7

      Except to the extent limited by rules promulgated by the Secretary of the Treasury, if a Highly Compensated Eligible Participant is a participant in any other plan of the Plan Sponsor or any Affiliate which includes Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code
Section 401(k), or nondeductible employee contributions, any contributions made by or on behalf of the Participant to the other plan shall be allocated with the same class of contributions under the Plan for purposes of determining the "actual deferral percentage" and "contribution percentage" under the Plan; provided, however, contributions that are made under an "employee stock ownership plan" (within the meaning of Code Section 4975(e)(7)) shall not be combined with contributions under any plan which is not an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)).

Except to the extent limited by rules promulgated by the Secretary of the Treasury, if the Plan and any other plans which include Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code Section 401(k), or nondeductible employee contributions are considered as one plan for purposes of Code Section 401(a)(4) and 410(b)(1), any contributions under the other plans shall be allocated with the same class of contributions under the Plan for purposes of determining the "contribution percentage" and "actual deferral percentage" under the Plan; provided, however, contributions that are made under an "employee stock ownership plan" (within the meaning of Code Section 4975(e)(7)) shall not be combined with contributions under any plan which is not an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)).

                                    SECTION 8

      Effective January 1, 1999, notwithstanding any other provision in this Appendix C to the contrary, to the extent otherwise applicable, the limitations expressed in this Appendix C shall not apply with respect to those Plan Years in which the Plan satisfies the requirements of Code Sections 401(k)(11) and/or 401(k)(12).

                     MEMORANDUM OF ACTION WITHOUT A MEETING
           OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF
                     NATIONAL COMMERCE FINANCIAL CORPORATION

                                 August 24, 2004

      The undersigned, being all of the members of the Compensation Committee (the "Compensation Committee") of the Board of Directors of National Commerce Financial Corporation, a Tennessee corporation (the "Company"), acting pursuant to the authority of Section 48-18-202 of the Tennessee Code Annotated, as amended, hereby consent to the adoption of the following resolutions and approve and adopt such resolutions with the same force and effect as if they had been approved and adopted at a duly convened meeting of the Compensation Committee and direct that the action by unanimous written consent be filed with the minutes of the proceedings of the Compensation Committee:

      WHEREAS, the Company maintains the National Commerce Financial Corporation Investment Plan (the "Plan");

      WHEREAS, the Compensation Committee deems it advisable and in the Company's best interests to amend the Plan as more particularly set forth in Exhibit A attached hereto (the "Amendment"); and

      WHEREAS, the Amendment shall be deemed a "clarifying amendment" for purposes of the Plan.

      NOW, THEREFORE, BE IT RESOLVED, that the form, terms and provisions of the Amendment be, and the Amendment hereby is, approved and adopted in all respects; and

      FURTHER RESOLVED, that the any officer of the Company is authorized and empowered in the name and on behalf of the Company to execute the Amendment and to do or cause to be done all such acts and things and to take all such steps to carry out the full intent and purposes of the foregoing resolutions.

                            [Signature page follows.]

      IN WITNESS WHEREOF, the undersigned have signed his memorandum acknowledging their consent to taking the foregoing action without a meeting and signifying their affirmative vote for such action as of the date and year first above written.

                                       _______________________________________
                                       W. Neely Mallory, Jr.

                                       _______________________________________
                                       Thomas C. Farnsworth, Jr.

                                       _______________________________________
                                       David E. Shi

                                       _______________________________________
                                       Eugene J. McDonald

                                       _______________________________________
                                       Eric B. Munson

                                       _______________________________________
                                       Phillip H. McNeil, Sr.

                                       _______________________________________
                                       J. Bradbury Reed

                                    EXHIBIT A

                             FOURTH AMENDMENT TO THE
                     NATIONAL COMMERCE FINANCIAL CORPORATION
                                 INVESTMENT PLAN

                                 [SEE ATTACHED.]

                             FOURTH AMENDMENT TO THE
                     NATIONAL COMMERCE FINANCIAL CORPORATION
                                 INVESTMENT PLAN

      THIS FOURTH AMENDMENT is made on this 24th day of August, 2004, by National Commerce Financial Corporation, a corporation duly organized and existing under the laws of the State of Tennessee (the "Primary Sponsor").

                              W I T N E S S E T H:

      WHEREAS, the Primary Sponsor maintains the National Commerce Financial Corporation Investment Plan (the "Plan") which was last amended on June 23, 2003;

      WHEREAS, the Primary Sponsor wishes to amend the Plan to clarify that all decisions related to elections with respect to any consideration received in exchange for shares of Company stock in connection with any corporate transaction are determined solely by the trustee under the Plan; and

      WHEREAS, such amendment shall be deemed a "clarifying amendment" for purposes of the Plan.

      NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan effective as of the day and year first written above:

      8. By deleting the existing Section 12.4(b) and substituting therefore the following:

            a. All decisions affecting Company Stock held under the Fund which do not Involve voting of such Company Stock, including, without limitation, decisions to reject or consent to tender or exchange offers and similar decisions, shall be determined by the Trustee in the same manner as voting decisions as described in Subparagraph (a) above. For the avoidance of doubt, for purposes of this Section 12.4, any decisions related to elections with respect to the consideration received in exchange for Company Stock in connection with any corporate transaction shall not be deemed a decision affecting Company Stock, and any such election decision shall be determined solely by the Trustee.

      9. By deleting the existing Section 18.2 and substituting therefore the following:

            18.1 The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan or the Trust in whole or in part; provided, however, that the Primary Sponsor shall have no power to modify or amend the Plan in such manner as would cause or permit any portion of the funds held under the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of a fund held under the Plan to become the property of a Plan Sponsor. No amendment or modification of the Plan shall increase the duties or liabilities of the Trustee without its written consent; provided, however, that this shall not apply to any such amendment or modification deemed by the Primary Sponsor as a clarifying amendment. No such modifications or amendments shall have the effect of retroactively changing or depriving Participants or Beneficiaries of right already accrued under the Plan. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan or the Trust. Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan and Trust pursuant to the Plan.

      Except as specifically amended hereby, the Plan shall remain in full fore and effect prior to this Fourth Amendment.

      IN WITNESS WHEREOF, the Primary Sponsor has caused this Fourth Amendment to be executed on the day and year first above written.

                                    NATIONAL COMMERCE FINANCIAL CORPORATION

                                    By: ___________________________________

                                    Title: ________________________________

ATTEST:
___________________________

Title: ____________________

                             THIRD AMENDMENT TO THE
                     NATIONAL COMMERCE FINANCIAL CORPORATION
                                 INVESTMENT PLAN

      THIS THIRD AMENDMENT is made on this 23rd day of June, 2003, by National Commerce Financial Corporation, a corporation duly organized and existing under the laws of the State of Tennessee (the "Primary Sponsor").

                              W I T N E S S E T H:

      WHEREAS, the Primary Sponsor maintains the National Commerce Financial Corporation Investment Plan (the "Plan") which was last amended on December 16, 2002;

      WHEREAS, the Primary Sponsor wishes to amend the Plan to account for the transfer of assets made from the Plan to the First Market Bank 401(k) Plan; and

      WHEREAS, the Primary Sponsor wishes to amend the Plan to allow for the election of catch-up contributions pursuant to Code Section 414(v).

      NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan effective as of July 1, 2003, unless otherwise provided.

      1. By deleting the existing Section 1.44 and substituting therefore the following:

            "1.44 `Termination of Employment' means a severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) of an Employee from all Plan Sponsors and Affiliates for any reason other than death, Disability, or attainment of a Retirement Date. Any absence from active employment of the Plan Sponsor and Affiliates by reason of an approved leave of absence shall not be deemed for any purpose under the Plan to be a Termination of Employment. Transfer from an Employee from one Plan Sponsor to another Plan Sponsor or o an Affiliate shall not be deemed for any purpose under the Plan to be a Termination of Employment. In addition, transfer of an Employee to another employer in connection with a corporate transaction involving a sale of assets, merger or sale of stock, shall not be deemed to be a Termination of Employment, for purposes of the timing of distributions under Plan Section 8.1, if the employer to which such Employee is transferred agrees with the Plan Sponsor to accept a transfer of assets from the Plan to its tax-qualified plan in a trust-to-trust transfer meeting the requirements of Code Section 414(l).

            Notwithstanding the above, the transfer of employment of a Participant by the Primary Sponsor to First Market Bank on or about July 1, 2003, shall not be deemed to constitute a Termination of Employment, for purposes of the timing of distributions under Plan Section 8.1 to the extent that such Participant's Account (other than his ESOOP Account or ESOP Dividend Account) is transferred to the First Market Bank

      401(k) Plan in a trust-to-trust transfer meeting the requirements of Code
      Section 414(l). However, such Participant shall be deemed to have experienced a Termination of Employment with respect to such Participant's ESOP Account an ESOP dividend Account for the purposes of the timing of distributions under Plan Section 8.1."

      2. Effective August 1, 2003, by deleting the existing Section 3.1(a)(1) and substituting therefore the following:

            "(l) The Plan Sponsor shall make a contribution to the Fund on behalf of each Participant who is an Eligible Employee and has elected to defer a portion of Annual Compensation otherwise payable to him for the Plan Year and to have such portion contributed to the Fund. Except to the extent permitted under Section 3.1(c) and Code Section 414(v), the contribution made by a Plan Sponsor on behalf of a participant under this
      Section 3.1(a) shall be in an amount equal to the amount specified in the Participant's deferral agreement under subparagraph (2) below, but not greater than twenty (20%) of the Participant's Annual Compensation. Pursuant to Section 4 of Appendix C, the Plan Administrator may restrict the amount that Highly Compensated Employees may defer under this Section 3.1(a)."

      3. Effective August 1, 2003, by deleting the existing Section 3.1(b) and substituting therefore the following:

            "(b)  Limits on Before-Tax Contributions.

                  (1) Except to the extent permitted under Section 3.1(c) and
            Code Section 414(v), Elective Deferrals shall in no event exceed the limit set forth in Code Section 402(g) in any one taxable year of the Participant.

                  (2) In the event the amount of Elective Deferrals exceeds the limit set forth in Code Section 402(g), in any one taxable year then, not later than the immediately following March 1, the Participant may designate to the Plan the portion of the Participant's Before-Tax Contribution which consists of excess Elective Deferrals. Not later than the immediately following April 15, the Plan may then distribute the amount designated to it, as adjusted to reflect income, gain, or loss attributable to it through the end of the plan year, and reduced by any "Excess Before-Tax Contributions, " as defined in Appendix C hereto, previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within that taxable year. The payment of the excess Elective Deferrals, as adjusted and reduced, from the Plan shall be made to the Participant without regard to any other provision in the Plan.

                  (3) In the event that a Participant's Elective Deferrals
            exceed the limit set forth in Code Section 402(g), in any one taxable year under the Plan and other plans of the Plan Sponsor and its Affiliates, the Participant shall be deemed to have designated for distribution under the Plan the amount of excess Elective

            Deferrals, as adjusted and reduced, by taking into account only Elective Deferral amounts under the Plan and other plans of the Plan Sponsor and its Affiliates."

      4.    Effective August 1, 2003, by adding the following new Section
3.1(c):

            "(c) Catch-Up Contributions.

                  (1) A Participant who is eligible to contribute Elective
            Deferrals to the Plan and who has attained age 50 on o before the last day of the Plan Year shall be eligible to elect to have a portion of his Annual Compensation otherwise payable to him for the Plan Year contributed by he Plan Sponsor to the Fund on his behalf as catch-up contributions in accordance with and subject to the limitations of, Code Section 414(v). Contributions made pursuant to this Section 3.1() shall not be taken into account for purposes of implementing the limitations set forth in Section 3.1(a), 3.1(b) and Appendix A hereto. The Plan shall not be treated as failing to satisfy the provisions of Appendix B, Appendix C or Code Section 410(b), as applicable, by reason of the making of the catch-up contributions as described in this Section 3.1(c).

                  (2) The election must be made before the Annual Compensation is payable and may only be made pursuant to an agreement between the Participant and the Plan Sponsor which shall be in such form and subject to such rules and limitations as the Plan Administrator may prescribe. The amount elected by a Participant shall be contributed by the Plan Sponsor in equal amounts each month during the Plan Year.

                  (3) Once a Participant has made an election for a Plan Year, the Participant may revoke or modify his election to increase or reduce the rate of future deferrals, as provided in he administrative procedure provided by the Plan Administrator."

      5. Effective August 1, 2003, by deleting the existing Section 7.1(a) and substituting therefore the following:

            "(a) The Trustee shall, upon the direction of the Plan Administrator, withdraw all or a portion of a Participant's vested Account (except for the amounts consisting of earnings allocated to the Participant's Before-Tax Account prior to or during the last Plan year ending on or before July 31, 1989), including catch-up contributions made pursuant to Section 3.1(c), prior to the time such account is otherwise distributable in accordance with the other provisions of the Plan; provided, however, that any such withdrawal shall be made only if the Participant is an Employee and demonstrates that he is suffering from `hardship' as determined herein."

      6. Effective January 1, 2002, by deleting the existing Section 8.1(a) and substituting therefore the following:

                  "(a) In the event of Termination of Employment, a Participant whose vested Account exceeds $5,000 (without considering amounts attributable to a Participant's Rollover Account) may request that payment of his vested Account be made at any time after the Participant's Termination of Employment occurs. The balance of a Participant's Account shall be determined as of the Valuation Date coinciding with or immediately preceding the date the Participant's account is valued for imminent payout purposes. Payment of a Participant's Account shall be in the form elected by such Participant under Plan Section 8.2(b). All payments will be made or commence as soon as administratively feasible after a Participant's request. No distribution of the Participant's Account will be made without his request prior to his Normal Retirement Age."

      7. Effective January 1, 2002, by deleting the existing Section 8.1(c) and substituting therefore the following:

            "(c) In the event of a Termination of Employment, a Participant whose vested Account is $5,000 (without considering amounts attributable to a Participant's Rollover Account) or less shall be distributed in a lump sum payment as soon as administratively feasible after the Participant's Termination of Employment."

      10. Effective August 1, 2002, by deleting the existing Section 8.2(a) and substituting therefore the following:

            "(a) his Before-Tax Account, After-Tax Account, Rollover Account, Frozen Match Account, Former ESOP Account, ESOP Dividend Account, and Former Qualified Nonelective Contribution Account, which shall be fully vested and nonforfeitable at all times; and"

      11.   Effective August 1, 2003, by deleting the existing Subsection
(d)(1)(A)(i) of Section 1 of Appendix B to the Plan and substituting therefore the following:

            "(i) the present value of the cumulative Accounts (excluding catch-up contributions as described in Code Section 414(v) made in the Plan Year in which the determination is being made) under the Plan for all Key Employees exceeds sixty percent (60%) of the present value of the cumulative Accounts (excluding catch-up contributions as described in Code
      Section 414(v) for the current Plan Year) under the Plan for all Participants; and"

      Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Third Amendment.

      IN WITNESS WHEREOF, the Primary Sponsor has caused this Third Amendment to be executed on the day and year first above written.

                                    NATIONAL COMMERCE FINANCIAL CORPORATION

                                    By: ___________________________________

                                    Title: ________________________________

ATTEST:
___________________________

Title: ____________________

         [CORPORATE SEAL]

                             SECOND AMENDMENT TO THE
                     NATIONAL COMMERCE FINANCIAL CORPORATION
                                 INVESTMENT PLAN

      THIS SECOND AMENDMENT is made on this 16th day of DECEMBER, 2002, by National Commerce Financial Corporation, a corporation duly organized and existing under the laws of the State of Tennessee (the "Primary Sponsor").

                              W I T N E S S E T H:

      WHEREAS, the Primary Sponsor maintains the National Commerce Financial Corporation Investment Plan (the "Plan") which was last amended and restated effective August 1, 2001;

      WHEREAS, the Primary Sponsor wishes to amend the Plan to account for the vesting treatment of participants terminating employment due to the closing of the National Bank of Commerce Loan Administration Department in Memphis, Tennessee;

      WHEREAS, the Primary Sponsor now wishes to amend the Plan primarily to comply with and make changes permitted by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA");

      WHEREAS, this amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and any guidance issued thereunder; and

      WHEREAS, this amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

      NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan effective as of JANUARY 1, 2002;

      1.    By adding the following to the end of Section 1.1(e):

            "Notwithstanding the foregoing, the Plan shall separately account for any Rollover Amounts that are not includable in gross income of the Participant (determined without regard to the rollover) and are transferred to the Plan in a direct trustee-to-trustee transfer, and earnings and losses thereon."

      2. By deleting the existing Section 1.5 and substituting therefor the following:

            "1.5 `Annual Compensation Limit' means $200,000, which amount may be adjusted in subsequent Plan Years based on changes in the cost of living as announced by the Secretary of the Treasury."

      3.    By adding the following new Section 1.5A:

            "1.5A `Appeals Fiduciary' means an individual or group of individuals appointed to review appeals of claims for benefits payable due to a Participant's Disability made pursuant to Plan Section 14.4."

      4. By deleting the existing Section 1.18 and substituting therefor the following:

            "1.18 `Eligible Retirement Plan' means any of the following that will accept a Distributee's Eligible Rollover Distribution:

            (a)   an individual retirement account described in Code Section
                  408(a);

            (b)   an individual retirement annuity described in Code Section
                  408(b);

            (c) an annuity plan described in Code Section 403(a) or an annuity contract described in Code Section 403(b);

            (d)   a qualified trust described in Code Section 401 (a); or

            (e) an eligible plan under Code Section 457(b) which is maintained by a state or political subdivision of a state, or any agency or instrumentality of a state or political subdivision and which agrees to separately account for amounts transferred into such plan from this Plan.

            Effective for distributions after December 31, 2005, if any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account (as defined in Code Section
      402A), an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account and a Roth IRA."

      5. By deleting the existing Section 1.19 and substituting therefor the following:

            "1.19 `Eligible Rollover Distribution' means any distribution of all or any portion of the Distributee's Account, except that an Eligible Rollover Distribution does not include:

            (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten (10) years of more.

            (b) any distribution to the extent such distribution is required under Code Section 401(a)(9);

            (c)   any distribution which is made upon hardship of the Employee;
                  and

            (d) except as otherwise provided in this Section, the portion of any distribution that is not includable in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to employer securities).

            `Eligible Rollover Distribution' shall include any portion of the distribution that is not includable in gross income provided such amount is distributed directly to one of the following:

                  (i)   an individual retirement account described in Code
            Section 408(a) or an individual retirement annuity described in Code
            Section 408(b) (other than an endowment contract); or

                  (ii) a qualified trust as described in Code Section 401(a) but only to the extent that

                        (A)   the distribution is made in a direct
                  trustee-to-trustee transfer;

                        (B) the transferee plan is a defined contribution plan; and

                        (C) the transferee plan agrees to separately account for amounts transferred (including a separate accounting for the portion of the distribution which is includable in income and the portion which is not includable in income)."

      6. By deleting the existing Section 1.33 and substituting therefor the following:

            "1.33 `Named Fiduciary' means only the following:

                  (a)   the Plan Administrator;

                  (b)   the Trustee;

                  (c)   the Investment Committee;

                  (d)   the Investment Manager; and

                  (e)   the Appeals Fiduciary."

      7. By deleting the existing Section 1.42 and substituting therefor the following:

            "1.42 `Rollover Amount' means any amount transferred to the Fund by a Participant, which amount qualifies as an Eligible-Rollover Distribution under Code

      Sections 402(c)(4), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), or 457(e)(16),
      and any regulations issued thereunder."

      8. By deleting the existing Section 1.44 and substituting therefor the following:

            "1.44 `Termination of Employment' means a severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(l)) of an Employee from all Plan Sponsors and Affiliates for any reason other than death, Disability, or attainment of a Retirement Date. Any absence from active employment of the Plan Sponsor and Affiliates by reason of an approved Leave of absence shall not be deemed for any purpose under the Plan to be a Termination of Employment. Transfer of an Employee from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a Termination of Employment. In addition, transfer of an Employee to another employer (other than a Plan Sponsor or an Affiliate) in connection with a corporate transaction involving a sale of assets, merger, or sale of stock, shall not be deemed to be a Termination of Employment, for purposes of the timing of distributions under Section 8.1, if the employer to which such Employee is transferred agrees with the Plan Sponsor to accept a transfer of assets from the Plan to its tax-qualified plan in a trust-to-trust transfer meeting the requirements of Code Section 414(1)."

      9. By deleting the existing Section 3.1(b) and substituting therefor the following:

            "(b)  Limits on Before-Tax Contributions.

                  (1)   Elective Deferrals shall in no event exceed $11,000 (for
                        2002) in any one taxable year of the Participant, which amount shall be adjusted for changes as provided in Code
                        Section 402(g) or for changes in the cost of living as provided by the Secretary of the Treasury.

                  (2) In the event the amount of Elective Deferrals exceeds $11,000 (for 2002) as adjusted, in any one taxable year then, not later than the immediately following March 1, the Participant may designate to the Plan the portion of the Participant's Before-Tax Contribution which consists of excess Elective Deferrals. Not later than the immediately following April 15, the Plan may then distribute the amount designated to it, as adjusted to reflect income, gain, or loss attributable to it through the end of the Plan Year, and reduced by any "Excess Before-Tax Contributions," as defined in Appendix C hereto, previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within that taxable year. The payment of the excess Elective Deferrals, as adjusted and reduced, from the Plan shall be made to the Participant without regard to any other provision in the Plan.

                  (3) In the event that a Participant's Elective Deferrals exceed $11,000, as adjusted, in any one taxable year under the Plan and other plans of the Plan Sponsor and its Affiliates, the Participant shall be deemed to have designated for distribution under the Plan the amount of excess Elective Deferrals, as adjusted and reduced, by taking into account only Elective Deferral amounts under the Plan and other plans of the Plan Sponsor and its Affiliates."

      10. By deleting the existing Section 3.5 and by substituting therefor the following:

            "3.5 Any Eligible Employee may, with the consent of the Plan Administrator and subject to such rules and conditions as the Plan Administrator may prescribe, transfer a Rollover Amount to the Fund (which may include without limitation prohibitions against transferring certain categories of Rollover Amounts to the Plan); provided, however, that the Plan Administrator shall not administer this provision in a manner which is discriminatory in favor of Highly Compensated Employees."

      11.   By adding the following paragraph to the end of Section 8.2(d):

            "Provided further that, notwithstanding the above, the Vested Percentage of a Participant's Account for a Participant located in Memphis, Tennessee who has incurred a Break in Service because of employment termination occurring during the period January 1, 2002 through December 31, 2002 due to the closing of the National Bank of Commerce Loan Administration Department is 100%, provided that such Participant was credited with at least an Hour of Service prior to July 5, 2000."

      12. By deleting the existing second paragraph under Section 8.5 in its entirety.

      13. By deleting the existing Section 9.1(a) in its entirety and by substituting therefor the following:

                  "(a)  A retired Participant whose Account exceeds $5,000
            (without considering amounts attributable to a Participant's Rollover Account) may request that payment of his Account be made at any time after the Participant attains a Retirement Date. All payments will be made as soon as administratively feasible following a Participant's request. No distribution of the Participant's Account will be made without his request prior to his Normal Retirement Age."

      14. By deleting the existing Section 9.1(c) and substituting therefor the following:

                  "(c)  A retired Participant whose Account is $5,000 (without considering amounts attributable to a Participant's Rollover Account) or less shall be distributed in a lump sum payment as soon as administratively feasible after the Participant attains a Retirement Date."

      15. Effective as of January 1, 2003, by deleting the existing Sections 11.5(d)and (e) and substituting therefor the following:

                  "(d)  Distributions will be made in accordance with Code
            Section" 401(a)(9) and the regulations issued thereunder, including the incidental benefit requirements. Notwithstanding the foregoing, effective as of January 1, 2003, any distributions pursuant to Code Section 401(a)(9) shall be administered in accordance with the requirements of Appendix D hereto."

      16.   By adding the following new Section 13.8:

            "13.8 Appeals Fiduciary. The Primary Sponsor shall appoint an Appeals Fiduciary. The Appeals Fiduciary shall be required to review claims for benefits payable due to a Participant's Disability that are initially denied by the Plan Administrator and for which the claimant requests a full and fair review pursuant to Section 14.3. The Appeals Fiduciary may not be the individual who made the initial adverse determination with respect to any claim he reviews and may not be a subordinate of any individual who made the initial adverse determination. The Appeals Fiduciary may be removed in the same manner in which appointed or may resign at any time by written notice of resignation to the Primary Sponsor. Upon such removal or resignation, the Primary Sponsor shall appoint a successor."

      18. By deleting the existing Article 14 and substituting therefor the following:

                                   "ARTICLE 14
                             CLAIMS REVIEW PROCEDURE

            14.1 Notice of Denial. If a Participant or a Beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days (forty-five (45) days with respect to a denial of any claim for benefits due to the Participant's Disability) after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall the extension exceed a period of ninety (90) days (thirty (30) days with respect to a claim for benefits due to the Participant's Disability) from the end of such initial period. With, respect to a claim for benefits due to the Participant's Disability, an additional extension of up to thirty (30) days beyond the initial 30-day extension period may be required for processing the claim. In such event, written notice of the extension shall be furnished to the claimant within the initial 30-day extension period. Any extension notice shall indicate the special circumstances requiring the extension of time, the date by which the Plan Administrator expects to render the final decision, the standards on which entitlement to benefits are based, the unresolved issues that prevent a decision on the claim and the additional information needed to resolve those issues.

            14.2 Contents of Notice of Denial. If a Participant or Beneficiary is denied a claim for benefit under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

                  (a)   the specific reasons for the denial;

                  (b) specific references to the pertinent provisions of the Plan on which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

                  (d) an explanation of the Plan's claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Sections 502(a) of ERISA following an adverse benefit determination on review;

                  (e) in the case of a claim for benefits due to a Participant's Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

                  (f) in the case of a claim for benefits due to a Participant's Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant's medical circumstances or a statement that such explanation will be provided free of charge upon request.

            14.3 Right to Review. After receiving written notice of the denial of a claim or that a domestic relations order is a qualified domestic relations order, a claimant or his representative shall be entitled to:

                  (a) request a full and fair review of the denial of the claim or determination that a domestic relations order is a qualified domestic relations order by written application to the Plan Administrator (or Appeals Fiduciary in the case of a claim for benefits payable due to a Participant's Disability);

                  (b) request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

                  (c) submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator or Appeals Fiduciary, as applicable; and

                  (d) a review that takes into account all comments, documents, records, and Other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

            14.4  Application for Review.

                  (a) If a claimant wishes a review of the decision denying his claim to benefits under the Plan, other than a claim described in Subsection (b) of this Section 14.4, or if a claimant wishes to appeal a decision that a domestic relations order is a qualified domestic relations order, he must submit the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial or notice that the domestic relations order is a qualified domestic relations order.

                  (b) If the claimant wishes a review of the decision denying his claim to benefits under the Plan due to a Participant's Disability, he must submit the written application to the Appeals Fiduciary within one hundred eighty (180) days after receiving written notice of the denial. With respect to any such claim, in deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate), the Appeals Fiduciary shall

                        (i) consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and

                        (ii) identify the medical and vocational experts whose advice was obtained on behalf of the Plan in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

            Notwithstanding the foregoing, the health care professional consulted pursuant to this Subsection (b) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate of such individual.

            14.5 Hearing. Upon receiving such written application for review, the Plain Administrator or Appeals Fiduciary, as applicable may schedule a hearing for purpose of reviewing the claimant's claim, which hearing shall take place not more than thirty

      (30) days from the date on which the Plan Administrator or Appeals Fiduciary received such written application for review.

            14.6 Notice of Hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

            14.7 Counsel. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

            14.8  Decision on Review. No later than sixty (60) days (forty-five
      (45) days with respect to a claim for benefits due to the Participant's Disability) following the receipt of the written application for review, the Plan Administrator or the Appeals Fiduciary, as applicable, shall submit its decision on the review in writing to the claimant involved and to his representative, if any, unless the Plan Administrator or Appeals Fiduciary determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one hundred twenty (120) days (ninety (90) days with respect to a claim for benefits due to the Participant's Disability) after the date of receipt of the written application for review. If the Plan "Administrator or Appeals Fiduciary determines that the extension of time is required, the Plan Administrator or Appeals Fiduciary shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day (forty-five (45) days with respect to a claim for benefits due to the Participant's Disability) period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator or Appeals Fiduciary expects to render its decision on review. In the case of a decision adverse to the claimant, the Plan Administrator or Appeals Fiduciary shall provide to the claimant written notice of the denial which shall include:

                  (a)   the specific reasons for the decision;

                  (b) specific references to the pertinent provisions of the Plan on which the decision is based;

                  (c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits;

                  (d) an explanation of the Plan's claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant's right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review;

                  (e) in the case of a claim for benefits due to the Participant's Disability, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline protocol or other similar criterion will be provided free of charge upon request;

                  (f) in the case of a claim for benefits due to a Participant's Disability, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant's medical circumstances or a statement that such explanation will be provided free of charge upon request; and

                  (g) in the case of a claim for benefits due to a Participant's Disability, a statement regarding the availability of other voluntary alternative dispute resolution options."

      19. Effective as of January 1, 2003, by deleting the existing Article 22 to the Plan and substituting therefor the following:

                                   "ARTICLE 22
                      INCORPORATION OF SPECIAL LIMITATIONS

            Appendices A, B, C and D to the Plan, attached hereto, are incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary contained herein."

      20. By deleting the existing Section 1 of Appendix A and substituting therefor the following:

            "Except to the extent permitted under Code Section 414(v), if applicable, the `annual addition' for any Participant for any one limitation year may not exceed the lesser of:

            (a)   $40,000, as adjusted under Code Section 415(d); or

            (b)   100% of the Participant's Annual Compensation.

            The limit described in Subsection (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition."

      21. By deleting Section 2 of Appendix A to the Plan and substituting therefor the following:

            "For the purposes of this Appendix A, the term 'annual addition' for any Participant means for any limitation year, the sum of certain Plan Sponsor, Affiliate, and Participant contributions, forfeitures, and other amounts as determined in Code Section 415(c)(2) in effect for that limitation year. Participant contributions shall be determined without regard to Rollover Amounts, employee contributions to a simplified employee pension which are excludable from gross income under Code Section 401(k)(6), and catch-up contributions as described in Code Section 414(v)."

      22. By adding the following paragraph to the end of Section 6 of Appendix A to the Plan:

            "Notwithstanding anything contained in the Plan to the contrary, the Plan Administrator may modify the provisions of this Section 6 with respect to reduction of Participant's accounts in accordance with such procedures as the Plan Administrator may establish with respect to catch-up contributions described in Code Section 414(v)."

      23. By deleting Section 1(b) of Appendix B to the Plan and substituting therefor the following:

                  "(b)  'Key Employee' means an Employee or former Employee
            (including a Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date was:

                        (1) an officer of the Plan Sponsor or any Affiliate whose Annual Compensation was greater than $130,000 (as adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury for Plan Years beginning after December 31, 2002) for the calendar year in which the Plan Year ends, where the term 'officer' means an administrative executive in regular and continual service to the Plan Sponsor or an Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of (A) fifty (50) employees; or (B) the greater of (I) three (3) employees or (II) ten percent (10%) of the number of Employees during the Plan Year, with any non-integer being increased to the next integer If for any year, no officer of the Plan Sponsor meets the requirements of this Subparagraph (1), the highest paid officer of the Plan Sponsor for the Plan Year shall be considered an officer for purposes of this Subparagraph (1);

                        (2) an owner of more than five percent (5%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than five percent (5%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate; or

                        (3) an owner of more than one percent (1%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than one percent (1%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, and who in such Plan Year had Annual Compensation from the Plan Sponsor and all of its Affiliates of more than $150,000,

                  For purposes of determining ownership under Subsections (2)
            and (3) above, the rules set forth in Code Section 318(a)(2) shall be applied as follows (i) in the case of any Plan Sponsor or Affiliate which is a corporation, by substituting five percent (5%) for fifty percent (50%) and, (ii) in the case of any Plan Sponsor or Affiliate which is not a corporation, ownership shall be determined in accordance with Treasury Regulations which shall be based on principles similar to the principles of Code Section 318 (modified as described in Clause (i) above).

                  Employees other than Key Employees are sometimes referred to in this Appendix B as 'non-key employees.'"

      23. By deleting Subsection (d)(3)(C) of Section 1 of Appendix B to the Plan and substituting therefor the following:

                  "(C)  For purposes of determining the present value of the cumulative accrued benefit under a plan for any Participant in accordance with this Subsection, the present value shall be increased by the aggregate distributions made with respect to the Participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan, during the one-year period ending on the Determination Date or the last day of the Plan Year that falls within the calendar year in which the Determination Date falls. In the case of a distribution made with respect to a Participant made for a reason other than separation from service, death, or disability, this provision shall applied by substituting a five-year period for the one-year period."

      24. By deleting Subsection (d)(3)(F) of Section 1 of Appendix B to the Plan and substituting therefor the following:

                  "(F)  For purposes of this Paragraph (3), if any Employee has not performed any service for a Plan Sponsor or an Affiliate maintaining the Plan during the one-year period ending on the Determination Date, any accrued benefit for that Employee shall not be taken into account."

      25. By deleting Subsection (b)(1) of Section 2 of Appendix B to the Plan and substituting therefor the following:

                  "(b)  (1) The percentage referred to in Subsection (a) of this
            Section for any Plan Year shall not exceed the percentage at which allocations are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom the percentage is highest for a Plan Year. For purposes of this Paragraph, an allocation to the Account of a Key Employee resulting from any Plan Sponsor contribution attributable to a salary reduction or similar agreement shall be taken into account but allocations of catch-up contributions as described in Code Section 414(v) shall not be taken into account."


      26.   By deleting the next to the last sentence of the first paragraph of
Section 3 of Appendix C to the Plan.

      27.   By deleting the third and fourth sentences of the last paragraph of
Section 5 of Appendix C to the Plan and substituting therefor the following:

                  "The 'contribution percentage' for Highly Compensated Eligible
            Participants and for all other Eligible Participants for a Plan Year shall be the average of the ratios, calculated separately for each Participant, of (A) to (B), where (A) is the amount of Matching Contributions under the Plan (excluding Qualified Matching Contributions which are used to apply the test set forth in Section 2 of this Appendix C) and nondeductible employee contributions made under the Plan for the Eligible Participant for the Plan Year, and where (B) is the Annual Compensation of the Eligible Participant for the Plan Year."

      28. By deleting the last sentence of the first paragraph of Section 6 of Appendix C to the Plan.

      29.   Effective as of January 1, 2003, by adding the following Appendix D:

                                   "APPENDIX D
                       MINIMUM DISTRIBUTION REQUIREMENTS

                                    SECTION 1
                                  GENERAL RULES

            (a) Effective Date and Precedence. The provisions of this Appendix D will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. The requirements of this Appendix D will take precedence over any inconsistent provisions of the Plan.

            (b) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

            (c) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix D, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

                                    SECTION 2
                        TIME AND MANNER OF DISTRIBUTION

            (a) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

            (b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                  (1) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                  (2) If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, then, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                  (3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (4) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2(b), other than Section 2(b)(1) of this Appendix D, will apply as if the surviving spouse were the Participant.

            For purposes of this Section 2(b) and Section 4 of this Appendix D, unless Section 2(b)(4) of this Appendix D applies, distributions are considered to begin on the Participant's Required Beginning Date. If
      Section 2(b) of this Appendix D applies, distributions are considered to begin on the date/distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix D. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2(b)(1), the date distributions are considered to begin is the date distributions actually commence.


            (c) Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions will be made in accordance with Sections 3 and 4 of this Appendix D. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations issued thereunder.

                                    SECTION 3
          REQUIRED MINIMUM DISTRIBUTIONS DURING PARTICIPANT'S LIFETIME

            (a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

                  (1) the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

                  (2) If the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

            (b) Lifetime Required Minimum Distributions Continue Through Year of Participants Death. Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

                                    SECTION 4
            REQUIRED MINIMUM DISTRIBUTIONS AFTER PARTICIPANT'S DEATH

            (a)   Death On or After Date Distributions Begin.

                  (1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

                        (i) The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                        (ii) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                        (iii) If the Participant's surviving spouse is not the
                  Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Designated Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                  (2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

            (b)   Death Before Date Distributions Begin.

                  (1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in
            Section 4(a).


                  (2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  (3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2(b)(1) of this Appendix D, this Section (b) will apply as if the surviving spouse were the Participant.

                                   SECTION 5
                                  DEFINITIONS

      As used in this Appendix D, the following words and phrases shall have the meaning set forth below:

            (a) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.5 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and
      Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

            (b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs will be made on or before December 31 of that distribution calendar year.

            (c) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401 (a)(9)-9 of the Treasury Regulations.

            (d) Participant's Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year ("Valuation Calendar Year") increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the Valuation Calendar Year after the Valuation Date and. decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The Account balance for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

            (e) Required Beginning Date. The date specified in Section [11.5(c)] of the Plan."

      Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Second Amendment.

      IN WITNESS WHEREOF, the Primary Sponsor has caused this Second Amendment to be executed on the day and year first above written.

                                         NATIONAL COMMERCE FINANCIAL CORPORATION

                                         By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                         Title:_________________________________

ATTEST:

By: /s/ [ILLEGIBLE]
    -------------------------------
Title: EVP of HR

       [CORPORATE SEAL]

                               FIRST AMENDMENT TO
                     NATIONAL COMMERCE FINANCIAL CORPORATION
                                INVESTMENT PLAN

      This First Amendment is made on the 17th day of SEPTEMBER 2002, by National Commerce Financial Corporation (the "Primary Sponsor").

                                  INTRODUCTION

      The Primary Sponsor maintains the National Commerce Financial Corporation Investment Plan under an indenture effective August 1, 2001 (the "Plan"). The Primary Sponsor now desires to amend the Plan to comply with requests from the Internal Revenue Service in connection with a favorable determination letter application and to clarify certain other Plan sections

                                    AMENDMENT

      NOW, THEREFORE, the Primary Sponsor hereby amends the Plan, effective as of August 1, 2002, as follows:

      1. Section 1.1 is amended by adding the following subsection (j) immediately following subsection (i):

            "(j) 'ESOP Dividend Account', which shall reflect a Participant's interest in dividends paid on Company Stock within the employee stock ownership portion of the Plan that the Participant elects to reinvest pursuant to Section 4.3(c)."

            2     Section 1.19 is hereby amended in its entirety to read as
      follows:

            "1-19 'Eligible Rollover Distribution' means any distribution of all or any portion of the Distributee's Account, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extern such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities}; and any hardship distributions of Before-Tax Contributions.

            3. Section 1.20 is hereby amended in its entirety to read as follows:

            "1.20 'Employee' means any person who is (a) a common law employee of a Plan Sponsor or an Affiliate; (b) a Leased Employee with respect to a Plan

            Sponsor, or (c) deemed to be an employee of a Plan Sponsor pursuant to regulations under Code Section 414(o)."

            4.    The Plan is hereby amended by inserting the following new
      Section 1.31 A immediately after Section 1.31:

            "1.31 A 'Leased Employee' means an Employee (other than a common law employee of a Plan Sponsor or an Affiliate) who, pursuant to an agreement between a Plan Sponsor or an Affiliate and any other person, has performed services for a Plan Sponsor or an Affiliate (or for a Plan Sponsor and related persons determined in accordance with Code Section 414(n)(6)), on a substantially full-time basis for a period of at least one year, and such services arc performed under the primary direction or control of a Plan Sponsor or an Affiliate.

            5. Section 4.3(c)(2) of the Plan is amended by substituting the phrase, "ESOP Dividend Account" for the phrase "ESOP Account" where it appears.

            6. Section 8.2(a) shall be amended in its entirety to read as follows:

                  "(a)  his Before-Tax Account, After-Tax Account. Rollover
            Account, and ESOP Dividend Account, which shall be fully vested and nonforfeitable at all times; and"

            7. Section 1(c)(1) of Appendix B is hereby amended in its entirety, as follows:

                  "(1)  each plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401 (a) and which, in the plan year including the determination date or any of the four preceding plan years, a Key Employee is a participant; and"

      Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

      IN WITNESS WHEREOF, the Primary Sponsor has executed this First Amendment as of the day and year first above written.

                                         NATIONAL COMMERCE FINANCIAL CORPORATION

                                         By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                         Title: CFO